Exhibit 1.1

APPROVED
by General Shareholders’ Meeting
June 9, 2008
Minutes No. 1 dated June 24, 2008

CHARTER

of OPEN JOINT STOCK COMPANY
LONG-DISTANCE AND INTERNATIONAL TELECOMMUNICATIONS ROSTELECOM

(restated version No. 9)

registered by the Moscow Registration Chamber

on  September 23, 1993, Registration No. 0 2 1. 8 3 3

OGRN 1027700198767

Moscow

2008

Open Joint Stock Company Long-Distance and International Telecommunications “Rostelecom” (hereinafter - the “Company”) is established in accordance with the Law of the Russian Federation No. 1531-I “On Privatization of State and Municipal Enterprises in the Russian Federation”, dated July 3, 1991 as amended by the Law of the Russian Federation, dated June 5, 1992, and pursuant to the State Program for Privatization of State and Municipal Enterprises of the Russian Federation for the Year 1992 approved by Resolution No. 2980-1 of the Supreme Council of the Russian Federation, dated  July 11, 1992.

The founder of the Company is the State Committee of the Russian Federation for Management of State Property.

The Company is the legal successor of the State Communications Enterprise “Rostelecom”, and has thus acquired the rights and obligations arising from the participation in AO Intertelecom, as well as the rights and obligations formerly held by the state enterprises incorporated into the State Enterprise “Rostelecom”.

Based on the decision adopted by the General Shareholders’ Meeting of “Rostelecom” on June 26, 1999, the Company was reorganized by way of merger to it of Open Joint Stock Company Moscow International and Long-Distance Telephone (OJSC MMT), registered by the Moscow Registration Chamber on September 22, 1993, Registration No. 6316.

In accordance with the Transfer Certificate, dated June 17, 1999 and Merger Agreement No. 465, dated June 17, 1999, between the Company and JSC MMT, approved by the General Shareholders’ Meeting of OJSC “Rostelecom” on June 26, 1999 and by the General Shareholders’ Meeting of JSC MMT on June 29, 1999, the Company is a legal successor to all rights and obligations of the Open Joint Stock Company Moscow International and Long-Distance Telephone in respect of all debtors and creditors, including obligations in dispute.

On August 28, 2000, the Moscow Registration Chamber registered the termination of JSC MMT as a result of its reorganization by way of merger with OJSC “Rostelecom”.

The legal status of the Company is determined by the Civil Code of the Russian Federation, the Law of the Russian Federation “On Joint Stock Companies”, other laws of the Russian Federation, other legal acts of the Russian Federation adopted by appropriate state bodies within their competence, and by this Charter.

In the event that the applicable federal laws and other legal acts of the Russian Federation are further amended or supplemented, this Charter will remain effective in all respects not contradicting the binding rules thereof.

In respect of issues not covered by this Charter, the Company shall be guided by the applicable laws of the Russian Federation, as well as by other legal acts adopted by appropriate state bodies within their authority.

The Company is established for an unlimited term.

Article 1.  Name and Location of the Company

1.1.	The full official name of the Company is

The abbreviated official name of the Company is

1.2.	The full (official) name of the Company in English is Open Joint Stock Company Long-Distance and International Telecommunications “Rostelecom”.

The abbreviated (official) name of the Company in English shall be OJSC “Rostelecom”.

1.3.	The Company’s location is: 15, Ulitsa Dostoevskogo, Saint-Petersburg, 191002, Russian Federation.

At the above address shall be located the Management Board, the standing collective executive body of the Company.

The sole executive body of the Company – the General Director shall be located at the following address: 14, Ulitsa 1-st Tverskaya-Yamskaya, Moscow, 125047, Russian Federation.

1.4.	The Company has been assigned the following General State Registration Number (“OGRN”): 1027700198767.

Article 2.  Legal Status of the Company

2.1.	The Company is a legal entity under the laws of the Russian Federation, it maintains a separate balance sheet, has round corporate seals showing its full official name in the Russian language and indicating its location, has current, currency and other bank accounts, has stamps, letterheads bearing its official name, operates its own emblem, has duly registered trademarks and other means of visual identification.

The Company is entitled to have an unlimited number of round seals intended, in particular, for use by the Directorate General, separate and other subdivisions constituting the Company’s structure, for certification of bills (invoices), financial documents and other documents. Apart from the information required by the applicable laws, the Company’s seals may also bear a legend pointing to the special purpose thereof. The procedure for the manufacture and use of the Company’s seals and stamps is established in the Regulations “On the Procedure for Manufacture and Use of the Seals and Stamps of the Company”.

2.2.	The Company acquired the rights of a legal entity from the moment of its state registration on September 23, 1993.

2.3.

To attain its business goals, the Company enters into transactions on its own behalf, acquires property and non-property rights, undertakes obligations, may sue and be sued at court, arbitrazh court and arbitration court.

2.4.

The Company owns property reflected on its separate balance sheet, including the property contributed to its charter capital by the founders in the course of the Company’s foundation, as well as the property contributed to the Company as payment for its shares.

2.5.

The Company is liable for its obligations with all its property and property rights, which may be recovered under the applicable laws of the Russian Federation. The shareholders shall be liable for the Company’s obligations in amount of their contributions to the Company’s property as payment for its shares (their holdings of shares) unless the applicable laws of the Russian Federation and this Charter provide for otherwise. Shareholders who have not paid for their shares in full shall bear joint and several liability for the Company’s obligations, to the extent that they have not paid for the shares they hold.

2.6.	The Company is not liable for obligations of the state and of its shareholders, and the state is not liable for obligations of the Company.

2.7.

The Company has the right to establish, both in the territory of the Russian Federation and abroad, branches and representative offices, as well as subsidiaries and dependent companies, and the Company may have participation interest in the charter capitals thereof up to 100%.

2.8.	The Company is entitled to organize business companies and partnerships jointly with Russian and (or) foreign individuals and (or) legal entities.

The Company is entitled to found or have interest in any legal entities in which Joint-Stock companies are entitled to participate in compliance with the applicable laws of the Russian Federation.

2.9.

Branches are separate subdivisions of the Company located in places other than the Company’s location and performing a part of the Company’s functions, including the functions of a representative office. Representative offices are separate subdivisions of the Company located outside the Company’s location and representing and protecting the Company’s interests. Decisions on the foundation and liquidation of branches (opening and closing of representative offices) are adopted by the Board of Directors of the Company.

2.10.

The Company allocates to the branches the fixed and working assets required for the performance of relevant Company functions. The property provided by the Company to the branches, as well as the property acquired by the branches themselves, shall be in the Company’s ownership and reflected on its balance sheet. Being an integral part of the Company, the branches use and dispose of the aforesaid property within the scope of their rights and authorities provided for by this Charter, internal documents of the Company, the Regulations on a Branch, and General Powers of Attorney issued by the Company to directors of branches.

2.11.

Branches and representative offices are not legal entities and participate in the Company’s business on behalf of the Company, on the basis of individual Regulations of the Branch, approved by the General Director.

2.12.	The Company is liable for obligations arising in the process of the branches’ participation in business on behalf of the Company.

2.13.

Subsidiaries and dependent companies are separate legal entities, which are not liable for the Company’s obligations, and the Company is not liable for the obligations of its subsidiaries unless the applicable laws of the Russian Federation provide otherwise.

2.14.

The Company independently devises plans of production, business and other activities, as well as programs for the social development of its employees. The Company’s plans are generally based on contracts made with consumers of products and services, and with suppliers of logistical and other resources, as well as on decisions of the Company’s Executive Bodies and Board of Directors adopted within their authority established by this Charter.

2.15.	The sale of products, performance of work and provision of services is regulated by prices and rates established by the Company at its own discretion, unless otherwise provided by the applicable laws.

2.16.

The Company is authorized to join, at its own discretion, the existing or/and newly created unions, associations, inter-industry, regional and other affiliations, on terms complying with the applicable antimonopoly laws of the Russian Federation and through the procedures stipulated by the laws and other legal acts of the Russian Federation.

2.17.	The Company is authorized to hire, for its business, Russian and foreign specialists and independently decide on the form, system, amount and type of their remuneration.

The Company is entitled to reimburse members of the Company’s Board of Directors and Management Board and other officers for the damages incurred by them in the course of performance of their assigned responsibilities and/or the Company’s representative functions, arising out of claims, suits and demands raised against members of the Company’s Board of Directors and Management Board and other officers, and as a result of imposition of sanctions of a pecuniary nature, by third persons, including sanctions imposed by state and municipal authorities.

The Company is entitled to enter into agreements to insure against liability for damage of members of the Company’s Board of Directors and Management Board and other officers, which they may cause to third persons during performance of their assigned functions and/or the Company’s representative functions.

2.18.	The Company is entitled to perform other activities not prohibited by the law.

2.19.

To comply with the state, social, economic and tax policy of the state, the Company undertakes to arrange for the safekeeping of documents (managerial, financial, business, staff-related, and others), to transfer, for the safekeeping by the state, documents of historic and scientific value, and to provide for safekeeping and use, through an established procedure, of staff-related documents and personal information of the Company’s employees.

Article 3.  Goals and Scope of the Business of the Company

3.1.	The primary goal of the Company is to create a profit.

3.2.

The Company provides services of long-distance and international communications in compliance with its licenses, arranges for, on a contractual basis, the transfer of information through backbone and central office networks, leases (by means of rendering services) communication lines, line links, group and network paths, voice frequency channels, lines and means of sound and visual broadcast and data transfer channels, and carries out marketing research and sales of services.

3.3.

The Company operates, acquires, rents, and performs design and research works, functions as a general building contractor, reconstructs and builds new communication lines, data transfer networks and switch equipment, television, radio and radio broadcast systems and other objects of communications in the territory of the Russian Federation and abroad to satisfy consumer demands for various services of long-distance and international communications, television, and radio broadcasts.

The Company, for its own incentives, performs design, prospecting and construction works in connection with construction and restoration of housing, social warehouse buildings, transport communications and other infrastructures.

3.4.

The Company arranges for transportation of goods and passengers to maintain operation of its existing and newly constructed communication facilities (shipping within suburbs and the cities, territories (krai, oblast) and republics within the borders of the Russian Federation).

3.5.

As an entity with full legal capacity, the Company has civil rights and performs obligations necessary to conduct all types of activities, which are not prohibited by the applicable laws of the Russian Federation.

3.6.	In cases provided for by the applicable laws of the Russian Federation, the Company shall perform certain activities on the basis of licenses obtained through the established procedure.

3.7.

The Company assures that all consumers have equal access to its proprietary communication lines and facilities, and provides priority access thereto to defense, government, security and law enforcement bodies, including access in emergency cases.

3.8.	The Company performs foreign economic activities in accordance with the applicable laws of the Russian Federation.

3.9.	The Company ensures the protection of state secrets, communication secrets and other secrets protected by applicable laws of the Russian Federation.

Article 4.  Branches and Representative Offices of the Company

4.1.	The Company has various branches and representative offices listed in the Attachment, which is an integral part hereof.

4.2.

The opening of other branches and other representative offices of the Company, as well as the liquidation of branches and closing of representative offices, shall be effected upon a decision of the Board of Directors of the Company, adopted by a simple majority of votes of the directors taking part in the meeting or in the absentee vote.

The opening of other branches and representative offices of the Company, as well as the liquidation of branches and closing of representative offices, shall not be deemed as the Company’s reorganization.

4.3.

Introduction of amendments and additions to the Company’s Charter in connection with the opening of branches and representative offices of the Company and the liquidation of branches and closing of representative offices is effected upon the decision of the Board of Directors, adopted by a simple majority of votes of the directors present at the Board of Directors’ meeting, or by absentee voting.

4.4.

After a decision on the foundation (liquidation) of a branch or a representative office is adopted by the Board of Directors of the Company, the General Director approves (declares ineffective) the Regulations on the relevant branch (representative office), in accordance with the Model Regulations on the Company’s Branch (Representative Office) as approved by the Board of Directors of the Company. Amendments and additions to the Regulations on Branches (Representative Offices) shall be made pursuant to the order of the General Director, also in accordance with the Model Regulations on the Company’s Branch (Representative Office), as approved by the Board of Directors of the Company. Regulations on Branches (Representative Offices) as approved by the General Director and amendments and additions thereto within 5 days are to be provided to the Board of Directors of the Company.

4.5.

The director of each Branch and the head of a representative office (hereinafter, “Branch Director”) is appointed by the General Director and acts on the basis of a General Power of Attorney, which is issued to him/her and which defines the limits of his/her authority, as well as on the basis of other powers of attorney issued to the Branch Director for the performance of functions not provided for under the General Power of Attorney. The director of a branch is a deputy of the General Director of the Company, in the event that it is expressly provided for in the Regulations on this particular branch. The General Director shall enter into (terminate or amend) the employment contract with the head/director appointed (dismissed) of the branch (representative office).

4.6.

The director of a branch shall act on behalf of the Company within the scope of authority granted to him (her) by the General Power of Attorney and the Regulations on the Branch. In the event that a director of a branch causes damages to the Company, he (she) shall reimburse the Company for the full amount of damages, in accordance with Clause 3 of Article 53 of the Russian Federation Civil Code.

4.7.

A branch participates in business on behalf of the Company, in the territory constituting the branch operation area (hereinafter “Operation Area of the Branch”) set by the Company. The Operation Area of the Branch may cover territories of several constituent entities of the Russian Federation. In the Operation Area of the Branch, the Company opens subdivisions included in the branch structure and subject to its administrative control.

4.8.	A branch is financed solely from the Company’s funds.

4.9.	The operation of a Branch is financed on the basis of the budgets approved by the Company for the relevant period.

4.10.

In order to finance a Branch, the Company may open and close bank accounts, if necessary, for different types of financing, at the location of the Branch, including the subdivisions that comprise the structure of, and administratively report to, the Branch, arrange for a cash office and provide the

Branch Director with the authority to dispose of the funds available on these accounts and in the cash office.

4.11.

To facilitate settlements with the buyers (consumers) of goods (work, services), the Company may open and close, at the location of the Branch, including the subdivisions comprising the structure of, and administratively reporting to, the Branch, bank accounts and arrange cash offices for settlements in cash. A Brach Director is not authorized to dispose of funds held in such accounts and in such cash offices.

4.12.

A branch is not an independent tax payer, nor does it have the right to sell goods (works, services) independently. A branch shall perform the Company’s obligations to pay taxes and duties in accordance with applicable tax laws of the Russian Federation, Accounting Policy of the Company and Regulations on the Branch.

Article 5.  Charter Capital.  Placed and Authorized Shares

5.1.

The Charter Capital of the Company has an amount of 2,428,819.4725 (two million four hundred twenty eight thousand eight hundred nineteen and four thousand seven hundred twenty five ten-thousandths) Rubles and is defined as a total of the nominal values of the placed shares.

Following the Company’s registration, holding of the cheque and cash auctions, cancellation of shares bought-out from shareholders in the process of the reorganization, and placement of the shares following its reorganization, the Company has the following placed shares:

	•	seven hundred twenty eight million six hundred ninety six thousand three hundred twenty (728,696,320) ordinary shares;

	•	two hundred forty two million eight hundred thirty one thousand four hundred sixty nine (242,831,469) preferred shares (Class A).

5.2.	The nominal value of a share of either category is 0.0025 (twenty five ten-thousandths) Rubles each.

All shares of the Company are registered shares in non-documentary form.

Preferred shares are issued within twenty five (25) percent of the amount of the Charter Capital specified in Clause 5.1. hereof.

In accordance with this Charter, the nominal value of the placed preferred shares of all types may not be established in an amount exceeding twenty five (25) percent of the Charter Capital of the Company.

5.3.	The Charter Capital shall determine the minimum amount of the Company’s property securing interests of the creditors of the Company.

5.4.

The Company has nine hundred five million, three hundred thirty thousand two hundred twenty one (905,330,221) units of authorized ordinary shares with a nominal value of 0.0025 (twenty five ten-thousandths) Rubles each, which the Company is entitled to place in addition to the placed ordinary shares, through the procedure established in this Charter, and which, upon placement, shall provide to the owners thereof the same rights as those provided by the ordinary shares.

5.5.

The Company has five hundred thirty one (531) units of authorized preferred shares of Type A with a nominal value of twenty five ten-thousandths (0.0025) Rubles each, which the Company is entitled to place in addition to the placed preferred shares through the procedure established in this Charter, and which, upon the placement, shall provide to the owners thereof the same rights as those provided by the preferred shares of Type A.

Article 6.  Increase of the Charter Capital

6.1.	The Company’s Charter Capital may be increased through the procedure stipulated by the applicable laws of the Russian Federation and by this Charter, as follows:

6.1.1.	by increasing the nominal value of shares;

6.1.2.	by placing additional shares.

6.2.

The Charter Capital may be increased without payment by the shareholders for the shares in cash of in other form, within the limits of the value of the Company’s net assets, by revaluating the fixed assets or by applying one of the procedures for increasing the Company’s property stipulated in Clause 6.1. hereof.

6.3.

A decision to increase the Company’s Charter Capital by increasing the nominal value of shares is adopted at the General Shareholders’ Meeting of the Company solely upon a proposal made by the Board of Directors of the Company.

6.4.

Any decision to increase the Charter Capital by placing additional shares shall be adopted by unanimous vote of all members of the Board of Directors; votes of retired members of the Board of Directors shall not be counted in the voting.

At that voting, the Board of Directors establishes:

	•	the number of the authorized ordinary shares scheduled for placement (in case of issuance of ordinary shares);

	•	the number of authorized preferred shares of a definite class scheduled for placement (in case of issuance of preferred shares);

•

the date of commencement of the placement of shares, which may not be set as a date earlier than forty five (45) days following the moment of adopting such decision by the Board of Directors, where shares are to be placed through public subscription, as well as the period of placement of the shares, which may not be established later than six months following the moment of commencement of the shares placement;

•

the placement price in the event that the Company intends to place voting shares and securities convertible into voting shares through a public subscription with the payment in monetary form, or a method for determination of such price;

	•	the placement price or a procedure to determine the price of additional shares to be placed among the persons enjoying a preemptive right to acquire the shares placed by the Company;

	•	the procedure for placing shares through a public or closed subscription;

	•	the term and procedure for payment of the placed shares;

	•	the form of payment for shares;

	•	other terms of placement of the shares not contradicting the applicable laws of the Russian Federation, other legal acts, or this Charter.

6.5.

An increase of the charter capital of the Company through placement of additional shares by way of the closed subscription, as well as an increase of the charter capital of the Company through the placement of additional ordinary shares by way of open subscription, in the event that the amount of ordinary shares additionally placed by way of an open subscription exceeds twenty-five (25) percent of the ordinary shares previously placed by the Company, shall be made upon decision of the General Shareholders’ Meeting of the Company, approved by a three-quarters’ majority vote of the shareholders holding the Company’s voting shares and participating in the meeting.

An increase of the charter capital of the Company through placement of additional ordinary shares by way of open subscription shall be made upon a decision of the Board of Directors of the Company unanimously approved by all the members of the Board of Directors without regard for the retired members of the Board of Directors in the event that the amount of the additionally placed ordinary shares is twenty-five (25) or less percent of the shares previously placed by the Company.

An increase of the charter capital of the Company through placement of additional shares at the cost of the Company’s property shall be made upon a decision of the Board of Directors of the Company, approved unanimously by all the members of the Board of Directors of the Company, without regard for the votes of the retired members of the Board of Directors.

6.6.

The amount of authorized shares intended for placement in the event that the Charter Capital is increased by placing additional shares shall not exceed the amount stipulated in Clauses 5.4 and 5.5. hereof.

6.7.

Following the expiration of the term for placement of shares established in accordance with Article 6 hereof, or following the placement of the last of the additional shares allocated for placement, the Board of Directors shall, within twenty days, approve the results of the placement of additional shares. Such approval shall be made by a majority of votes of the members of the Board of Directors participating in the meeting.

Article 7.  Decrease of the Charter Capital

7.1.	The Company’s Charter Capital may be decreased through the procedure stipulated by the applicable laws of the Russian Federation and by this Charter, as follows:

7.1.1.	by decreasing the nominal value of the placed shares of the Company;

7.1.2.	by canceling the shares bought-out by the Company upon the decision of the Board of Directors and not sold by the Company within 1 (one) year from the date of their redemption by the Company;

7.1.3.	by acquiring a part of the shares to reduce their total number upon a decision of the General Shareholders’ Meeting;

7.1.4.	by canceling the shares redeemed by the Company through a procedure stipulated in this Charter.

7.2.

The decision to decrease the Charter Capital of the Company by acquiring a part of the shares to reduce their total number or by canceling the shares acquired or redeemed by the Company and not sold by the Company within one year following such acquisition or redemption shall be adopted at the General Shareholders’ Meeting by a simple majority of votes of the shareholders holding voting shares and participating in the General Shareholders’ Meeting.

The decision to decrease the Charter of the Company by decreasing the nominal value of the shares of the Company shall be adopted at the General Shareholders’ Meeting by a three-quarters majority of votes of the shareholders holding voting shares and participating in the General Shareholders’ Meeting.

The decision to decrease the Charter of the Company in a situation where, based on the findings of an audit, the amount of the net assets of the Company falls below the amount of its Charter Capital shall be adopted at the General Shareholders’ Meeting by a simple majority of votes of the shareholders holding voting shares and participating in the General Shareholders’ Meeting, except that when such reduction is made at the proposal of the Board of Directors to an amount below the amount of the net assets of the Company, such decision shall be adopted by a three-quarters majority of votes of the shareholders holding voting shares and participating in the General Shareholders’ Meeting.

7.3.

In the event that the Company’s balance sheet reflects shares acquired upon the decision of the Board of Directors or bought-out through the procedure provided for herein, shares (other than the shares bought-out during the Company’s reorganization), the General Shareholders’ Meeting shall be entitled to decide to reduce the charter capital by redemption of all or part of such shares. In the event that the aforementioned shares are maintained on the Company’s balance sheet longer than one year, the Board of Directors must include the issue of reducing the charter capital by redemption of all such shares in the agenda of the next annual or extraordinary General Shareholders’ Meeting.+

7.4.

Not later than thirty (30) days following the date of the General Shareholders’ Meeting decision to reduce the Charter Capital through the procedure stipulated herein, the General Director determines all creditors of the Company and notifies them on the said decision by sending registered letters.

Herewith, the creditors, not later than thirty (30) days from the date of sending a notice on the Charter Capital decrease, may request from the Company to discharge or prematurely fulfill its obligations and reimburse them for the losses incurred.

7.5.

The Company shall not be entitled to decrease its Charter Capital if, as a result of such decrease, the amount of the Charter Capital becomes less than a thousand minimum monthly wages, as established by the federal law as of the date of the appropriate amendments to this Charter submitted for the state registration, and in the event that the Company must decrease its Charter Capital subject to the requirements of the applicable laws – as of the date of the state registration of the Company.

Article 8.  Placement and Payment of the Shares

8.1.

The Company is entitled to place its shares, and other securities that are convertible into shares through both public and closed subscriptions, except in cases when the applicable laws of the Russian Federation permit the placement of shares only through public subscription.

The procedure and term of the shares’ placement through public or closed subscription shall be determined by the Board of Directors or the General Shareholders’ Meeting of the Company, as stipulated in Clause 6.4. and Clause 6.5. hereof.

8.2.

When increasing the Charter Capital by placing additional shares, the placed shares should be paid for at a market value, which shall be established by the Board of Directors together with the decision to increase the Charter Capital, through the procedure and by methods stipulated by the applicable laws of the Russian Federation. The market value of the shares being placed may not be established lower than their nominal value.

The Company shall place shares at a uniform market price which shall be applicable to all buyers of the securities during the whole term of placement.

8.3.

When additional shares are placed, the Company and any buyer of shares execute a civil law agreement on the purchase of shares. Pursuant to such agreement, the placed shares shall be paid for within the term specified pursuant to the decision on their placement, but not later than one year following the moment of placement thereof. The shares payable in monetary form shall be paid for at the moment of acquisition thereof in accordance with the decision on placement of such shares. The shares which are not paid in monetary form, are to be paid in full at their acquisition unless the decision on placement of additional shares provides for otherwise.

8.4.	The shares being placed may be paid for in money, securities, other property or property rights, or other rights evaluated in monies.

Herewith, the shares being placed may not be paid by offsetting the buyer’s claims to the Company, nor may such shares be paid with other securities of the Company.

The form of payment for the additional shares is to be determined by the decision on the placement of such shares.

In the event that additional shares are placed through public subscription, payment for the shares shall be effected only in monetary form unless the decision on the placement of additional shares provides otherwise.

8.5.

Where the shares are to be paid for in non-monetary form, the monetary value of the property contributed as payment for the shares shall be determined by a majority of votes of the members of the Board of Directors taking part in the meeting or in the absentee vote. The market value of the property contributed as payment for the shares shall be determined through a procedure established by the applicable laws.

8.6.

The Audit Commission of the Company shall select and retain an independent appraiser whose participation in assessing the market value of the contributed property is a mandatory requirement of the applicable laws of the Russian Federation for the payment of shares with non-monetary means.

Article 9.  Rights and Obligations of Shareholders Holding Ordinary Shares

9.1.	Each ordinary share of the Company shall provide to its holder an equal scope of rights.

9.2.	Each holder of ordinary shares of the Company shall be entitled:

9.2.1.	to sell and otherwise dispose of the shares held at any time without the consent of other shareholders or approval from the bodies of the Company;

9.2.2.

to participate in a General Shareholders’ Meeting with the right to vote on all issues within its competence. In the event that the shareholder has acquired the ownership of the shares after the approval by the Board of Directors of the list of shareholders entitled to participate in the General Shareholders’ Meeting, the shareholder shall be entitled to participate in the meeting only on the basis of a power of attorney issued by the former holder of the shares;

9.2.3.	to receive dividends if such are declared and paid out through the procedure stipulated by this Charter;

9.2.4.

to receive a part of the property or the value of a part of the Company’s property remaining during the Company’s liquidation, after the settlements with creditors, in proportion to the shares held by the shareholder, through the procedure and in the order stipulated by the applicable laws of the Russian Federation and this Charter;

9.2.5.

to receive from the Company’s registrar extracts from the shareholders register certified with the registrar’s seal, to receive information on its personal account as well as other information provided for by the legal acts of the Russian Federation, in the form, on the conditions, through the procedure and within the term established in the Regulations on Maintaining the Shareholders’ Register approved by the Company’s registrar within its authority;

9.2.6.	to obtain information contained in this Charter, the Certificate of State Registration of the Company and other Company documents other than documents containing state or commercial secrets;

9.2.7.	in cases provided for by the applicable laws of the Russian Federation, to defend, through legal procedures, its infringed civil rights and demand recovery for damages suffered from the Company;

9.2.8.	to require from the Company redemption of all or a part of the holder’s shares, in cases and through the procedure stipulated by the applicable laws of the Russian Federation;

9.2.9.	to sell shares to the Company in the event that the Company decides to redeem such shares;

9.2.10.	to require from the Company an extract from the list of persons entitled to participate in the general meeting of the shareholders, containing information on the shareholder.

A shareholder has to pay for the services related to the provision of the required documents in accordance with the price list approved by the Management Board of the Company. The prices for such services shall not exceed the cost of making copies of the documents and sending the documents by mail.

9.3.

A shareholder or a group of shareholders holding, in aggregate, not less than two (2) percent of the ordinary shares of the total number of the placed voting ordinary shares of the Company, as of the date of proposing issues to the agenda, are entitled to introduce issues into the agenda for the annual shareholders meeting, as well as to propose candidates to the Board of Directors, the Audit Commission and the counting commission of the Company for the election, at the annual or extraordinary General Shareholders’ Meeting, through the procedure, on conditions and within the term established by this Charter.

9.4.

A shareholder or a group of shareholders holding, in aggregate, not less than ten (10) percent of the ordinary shares of the total number of the placed voting ordinary shares of the Company, is entitled:

• to require the convening of and, in cases stipulated by the applicable laws of the Russian Federation, to convene an extraordinary General Shareholders’ Meeting of the Company;

• to require a review (audit) of the financial and business activities of the Company.

9.5.	Each holder of the ordinary shares of the Company is obliged to:

	•	pay for the purchased Company’s placed shares through the procedure, in the amount, form and within the term established by this Charter and the decision on the placement of such securities;

	•	not disclose confidential information relating to the Company’s activities;

•

fulfill other obligations provided for in this Charter, internal documents of the Company, as well as to comply with the decisions of the General Shareholders’ Meeting and of the Board of Directors adopted within their authority.

9.6.

In the event of placement by the Company of additional shares and the issuance of securities that are convertible into shares, which are placed through public subscription, the Company’s shareholders shall have the preemptive rights to acquire such shares to the extent proportional to their shareholdings of the respective category (type), which shall be exercised in accordance with the procedure established under federal law.

9.7

The Company’s shareholders shall have the right of access to the documents provided for under Section 35.1 of this Charter in the manner determined under Article 91 of the Federal Law “On Joint Stock Companies” and Article 35 of this Charter.

Article 10.  Rights and Obligations of Holders of Preferred Shares of Class A

10.1.	Each preferred share of Class A shall provide to its holder an equal scope of rights.

10.2.

The holders of preferred shares of the Company shall not be entitled to vote at a General Shareholders’ Meeting unless the applicable laws of the Russian Federation and this Charter provide for otherwise.

10.3.

The holders of preferred shares of Class A shall be entitled to receive a fixed annual dividend, unless this Charter stipulates otherwise. The total amount payable as a dividend on each preferred share of Class A shall be established as ten (10) percent of the Company’s net profits upon results of the last financial year, divided by the number of shares constituting twenty-five (25) percent of the Charter Capital of the Company. Herewith, if the amount of dividends payable by the Company on each ordinary share in a given year exceeds the amount payable as dividend on each preferred share of Class A, the amount of the latter dividend may be increased up to the amount of the dividend payable on ordinary shares.

10.4.	Each holder of a preferred share of Class A shall be entitled:

10.4.1.	to sell and otherwise dispose of the shares held at any time without the consent of the other shareholders or the bodies of the Company;

10.4.2.	to participate in a General Shareholders’ Meeting with the right to vote on issues relating to reorganization and liquidation of the Company;

10.4.3.

the holders of preferred shares of Class A are entitled to vote at the meetings of shareholders in cases when the adoption of amendments or additions to this Charter shall involve restriction of rights of the holders of preferred shares, including establishment or increase of the amount of the dividend and (or) establishment or increase of the liquidation quota payable on preferred shares of the previous order of priority, or in the case of providing to the holders of preferred shares of other types of privileges in respect of the order of priority for paying the dividend and (or) liquidation value of the shares.

The holders of preferred shares of Class A, the amount of dividend on which is established in this Charter, shall be entitled to participate in a General Shareholders’ Meeting with the right to vote on all issues on the meeting’s agenda, starting from the meeting following an annual General Shareholders’ Meeting, which has decided not to pay out the dividends or has decided to pay out only a part of the dividends on preferred shares of Class A. The right of holders of preferred shares of Class A to participate in a General Shareholders’ Meeting shall be terminated as of the moment the dividends on such shares are paid in full;

10.4.4.

in the event of the Company’s liquidation, to receive a part of the property or the value of a part of the property remaining after settlements with the Company’s creditors. The property remaining after the creditors’ claims have been satisfied shall be used to effectuate payments through the following procedure:

	•	available unpaid dividends on preferred shares of Class A shall be paid out;

	•	holders of preferred shares of Class A shall be paid the nominal value of the shares they hold;

•

the remaining property shall be distributed among the holders of preferred shares of Class A and of ordinary shares in proportion to their shareholdings in the total number of the shares placed by the Company, adjusted for the value of the preferred shares of Class A (liquidation value of preferred shares of Class A) paid out earlier;

10.4.5.

to receive from the Company’s Registrar extracts from the shareholders register and other information through the procedure stipulated for the holders of ordinary shares of the Company in Clause 9.2.5. hereof;

10.4.6.	to receive information contained in the Company’s documents listed in Clause 9.2.6. hereof, through the procedure stipulated by this Charter for the holders of ordinary shares of the Company;

10.4.7.	to exercise rights specified in Clauses 9.2.1., 9.2.7., 9.2.8., 9.2.9. hereof, in accordance with the applicable laws of the Russian Federation and this Charter.

10.5.	Each holder of preferred shares of Class A is obliged:

•	not to disclose confidential information relating to the Company’s activities;

•

to perform other obligations stipulated by this Charter, internal regulations of the Company and comply with the decisions of the General Shareholders’ Meetings and the Board of Directors, adopted within their authority.

Article 11.  Distribution of Profits; Funds

11.1.

Company Profits shall be subject to taxation through the procedure stipulated by the applicable laws of the Russian Federation. The remaining profits of the Company, after payment of taxes and other compulsory payments payable to the budget, shall be at the sole disposal of the Company and shall be used by the Company at its own discretion.

11.2.

The Company shall establish a reserve fund, allocating five (5) percent of the Company’s net profits every year until the reserve fund constitutes fifteen (15) percent of the Charter Capital of the Company.

The reserve fund shall be used to cover the Company’s losses as well as to redeem the Company’s shares in case other funds are unavailable in such events and through such procedures as stipulated in this Charter.

The reserve fund may not be used for other purposes.

11.3

In order to secure the Company’s obligations and assure its production-related and social development, at the expense of the Company’s profits and other revenues, the General Shareholders’ Meeting may, by deciding on the issue specified in Section 14.2.9 of this Charter, decide to establish other funds.

Article 12.  Dividends of the Company

12.1.

Once a year, the Company is entitled to make a decision on (declare) the payment of dividends of placed shares. The Company shall not guarantee the payment of dividends on the ordinary shares unless the General Shareholders’ Meeting adopts an appropriate decision.

A decision on paying the annual dividends, the amount and form of the dividend payable on the shares of each category (class) shall be adopted by the General Shareholders’ Meeting upon approval of the distributed profit.

12.2.	Dividends on the preferred shares shall be paid out in an amount established in Clause 10.3. hereof.

12.3.

Dividends shall be paid out of the Company’s net profits (profit after taxes) based on the financial year results as specified in the annual profit and loss statement of the Company. Dividends on Class A preferred shares may be paid out of the funds specially designated for the purpose; the amount of such funds shall be determined so that the amount of dividends paid out of such funds not be lower than what is specified in Section 10.3 of this Charter.

12.4.

To exercise the payment of dividends, the Company’s Board of Directors shall draw up the list of persons entitled to receive the annual dividends. Such list shall include shareholders and nominee holders registered with the Register of Shareholders of the Company as of the date of the drawing up of the list of persons entitled to participate in the annual General Shareholders’ Meeting.

12.5.

Annual dividends shall be paid not later than October 31 of the fiscal year during which the decision to pay such annual dividends is made. The payment of annual dividends on preferred shares shall commence not later than sixty (60) days following the date of the decision adopted at the Shareholders Meeting in respect of payment of such dividends.

12.6.

When adopting a decision on (declaring) the payment of dividends, the Company shall be guided by limitations on the payment (declaration) of dividends, established by the applicable law of the Russian Federation.

12.7.

The Company shall pay out dividends in monetary form, with the exception of the case when the General Shareholders’ Meeting may decide, in respect of the annual dividend on the ordinary shares, to pay out dividends in another form. Dividends on the preferred shares of Class A shall be paid out only in monetary form.

Article 13.  Register of Shareholders.  Registrar of the Company

13.1.	The Company shall provide for maintaining a register of the Company’s shareholders in accordance with the requirements of the legal acts of the Russian Federation.

13.2.

The shareholders register for the Company is held by a professional participant of the securities market (Registrar), who maintains registers of shareholders as an exclusive activity and holds a license to perform such duties.

The maintaining of the register shall comply with the Regulations on Maintaining the Shareholders Register, approved by the Registrar of the Company.

13.3.

A person registered in the shareholders register shall notify the Registrar of any changes in a timely manner. In the event that such person fails to notify the Registrar of the changes, the Company and the Registrar will not be responsible for the damages arising in connection therewith.

13.4.	In cases stipulated by the laws of the Russian Federation, the Company’s Registrar shall perform functions of the Counting Commission of the Company.

The Registrar ascertains powers of and registers persons intending to participate in the General Shareholders’ Meeting of the Company, determines quorum of the General Shareholders’ Meeting, provides for the settlement of questions relating to the exercise by shareholders (their representatives) of the right to vote at the General Shareholders’ Meeting, explains the procedure for voting on the items included into the meeting agenda, counts votes and summarizes the balance of votes, draws up the protocol on voting results, and transfers the voting ballots to the archive.

While performing functions of the Counting Commission, the Registrar complies with the requirements contained in the internal documents of the Company.

Article 14.  Competence of the General Shareholders’ Meeting

14.1.	The General Shareholders’ Meeting is the chief management body of the Company and all major decisions are taken at the General Shareholders’ Meeting.

14.2.	The competence of the General Shareholders’ Meeting includes the following matters, which may not be transferred for consideration of the Board of Directors, General Director or the Management Board:

14.2.1.

introduction of amendments and additions to this Charter with the exception of cases stipulated in Clause 4.3. hereof, or approval of a restated version of the Charter of the Company, which is adopted by not less than three quarters of the votes of shareholders holding voting shares of the Company and participating in the meeting, with the exception of cases stipulated in Clause 31.3. hereof;

14.2.2.	the Company’s reorganization, the decision on which shall be adopted by not less than three quarters of the voting shares of the Company participating in the meeting;

14.2.3.

the Company’s liquidation, appointment of the Liquidation Commission, approval of the interim and final liquidation balance sheets, the decisions on which shall be adopted by shareholders holding voting shares not less than three quarters of the Company’s voting shares participating in the meeting;

14.2.4.

election of members to the Board of Directors, the decision on which is adopted by cumulative voting. Premature termination of powers of the members of the Board of Directors, the decision on which shall be adopted by a simple majority of the shareholders holding voting shares of the Company participating in the meeting;

14.2.5.

determination of amount, nominal value, category (class) of authorized shares, the decision on which shall be adopted by not less than three quarters of the shareholders holding voting shares of the Company participating in the meeting;

14.2.6.	decrease of the Charter Capital of the Company:

14.2.6.a)

by acquiring a part of the shares to reduce their total number or by canceling the shares acquired or redeemed by the Company and not sold by the Company within one year following such acquisition or redemption, in which case the decision shall be adopted by a simple majority of votes of the shareholders holding voting shares and participating in the meeting;

14.2.6.b)

by decreasing the nominal value of the shares of the Company, in which case the decision shall be adopted by a three-quarters majority of votes of the shareholders holding voting shares and participating in the meeting.

14.2.6.c)

in a situation where, based on the findings of an audit, the amount of the net assets of the Company falls below the amount of its Charter Capital, in which case the decision shall be adopted by a simple majority of votes of the shareholders holding voting shares and participating in the General Shareholders’ Meeting, except that when such reduction is made at the proposal of the Board of Directors to an amount below the amount of the net assets of the Company, such decision shall be adopted by a three-quarters majority of votes of the shareholders holding voting shares and participating in the meeting.

14.2.7.

election of members to the Audit Commission and premature termination of their powers, the decision on which shall be adopted by a simple majority of the shareholders holding voting shares of the Company participating in the meeting;

14.2.8.	approval of the external auditor of the Company, the decision on which shall be adopted by a simple majority of the voting shares of the Company participating in the meeting;

14.2.9.

approval of the annual reports of the Company; annual accounting statements, including the profit and loss statements of the Company; distribution of profit, including the payment (declaration) of dividends, approval of the amount, form and term of dividends payable in each category and class of shares, approval of losses upon the results of a financial year, the decisions on which shall be adopted by a simple majority of the Shareholders holding voting shares of the Company participating in the meeting;

14.2.10.

approval of the Regulations on the Board of Directors, Regulations on the Audit Commission, Regulations on the General Director, Regulations on the General Shareholders’ Meeting, as well as of amendments and additions to such Regulations, the decisions on which shall be adopted by a simple majority of the shareholders holding voting shares of the Company participating in the meeting;

14.2.11.

determination of the procedure for holding a General Shareholders’ Meeting drawn up in the form of the Regulations on the General Shareholders’ Meeting, introduction of amendments and additions to such Regulations, the decision on which shall be adopted by a simple majority of the shareholders holding voting shares of the Company participating in the meeting;

14.2.12.	increase of the Charter Capital of the Company through increase of the nominal value of shares, the decision on which shall be adopted by a simple majority of shareholders;

14.2.13

increase of the charter capital of the Company through placement of additional ordinary shares by way of public subscription in the event the number of additionally placed ordinary shares exceeds twenty-five (25) percent of the ordinary shares previously placed by the Company; such decision shall be adopted by at least three-quarters of votes of the shareholders holding the Company’s voting shares and participating in the meeting;

14.2.14

increase of the charter capital of the Company through placement of additional Company shares by way of closed subscription; such decision shall be adopted by at least three-quarters of votes of the shareholders holding the Company’s voting shares and participating in the meeting;

14.2.15

placement by the Company of bonds convertible into shares and of other securities convertible into shares in the event such bonds (other securities) are placed by way of closed subscription or public subscription provided that, in the event of public subscription, bonds convertible into Company shares (other issue securities) may be converted into ordinary shares of the Company totaling more than twenty-five (25) percent of the previously placed ordinary shares; such decision shall be approved by at least three-quarters of votes of the shareholders holding the Company’s voting shares and participating in the meeting;

14.2.16.	splitting and consolidation of the Company’s shares, the decision on which shall be adopted by a simple majority of the Shareholders holding voting shares of the Company participating in the meeting;

14.2.17.	approval of transactions in cases and through the procedures stipulated in Clause 32 of this Charter;

14.2.18.	approval of major transactions in cases and through the procedure stipulated in Clause 31 of this Charter;

14.2.19.

decision on the payment (declaration) of annual dividends, approval of the amount, form and term of payment of the dividends payable for each category and class of shares, which is adopted upon the distribution of the Company’s profit and loss, upon results of the financial year;

14.2.20.

decision on participation in financial and industrial groups, associations and other affiliations of commercial organizations, which shall be adopted by a simple majority of the shareholders holding voting shares of the Company participating in the meeting;

14.2.21.	decision on matters on which members of the Board of Directors have failed to vote unanimously, as required by this Charter or the law “On Joint Stock Companies”, in order to adopt such decision;

14.2.22.

reimbursement, at the Company’s expense, of expenses in connection with the preparation and holding of an extraordinary General Shareholders’ Meeting in the event that, in violation of the requirements of the applicable laws of the Russian Federation, the Board of Directors has failed to adopt the decision on convening the extraordinary General Shareholders’ Meeting and such meeting has been convened by third persons, the decision on which is to be adopted by a simple majority of the Shareholders holding voting shares of the Company participating in the meeting;

14.2.23.	decisions on other matters referenced by this Charter, to the competence of a General Shareholders’ Meeting.

14.3.

The General Shareholders’ Meeting shall be entitled to adopt decisions on the matters stipulated in Clauses 14.2.2, 14.2.6.b), 14.2.10, 14.2.12, 14.2.13, 14.2.14, 14.2.15, 14.2.16, 14.2.17, 14.2.18, 14.2.19, 14.2.20, 14.2.21, and 14.2.22, if proposed by the Board of Directors only.

14.4.

The General Shareholders’ Meeting shall also be competent to decide on other issues which are regarded by the law “On Joint Stock Companies”, as within the competence of a General Shareholders’ Meeting.

14.5.

Apart from the Board of Directors, no other persons are entitled, under this Charter, to propose issues for the agenda of an annual or extraordinary General Shareholders’ Meeting, or to request, from the Board of Directors, the inclusion of the items listed in Clause 14.3 hereof, into the agenda.

14.6.	The General Shareholders’ Meeting is not entitled to consider and adopt decisions on matters not referred by this Charter to its competence.

14.7.	The General Shareholders’ Meeting shall not be entitled to adopt decisions on items not included in the meeting agenda, nor shall it be entitled to amend the agenda.

Article 15.  Annual General Shareholders’ Meeting

15.1.	The Company convenes an annual General Shareholders’ Meeting through the procedure stipulated by this Charter and the Regulations on the General Shareholders’ Meeting.

15.2.

The annual General Shareholders’ Meeting shall be held within a term determined by the Board of Directors and may not be held earlier than 4 (four) months or later than 6 (six) months following the end of the Company’s financial year.

15.3.	Decisions on the following issues are to be taken by the annual General Shareholders’ Meeting:

15.3.1.

approval of the Company’s annual report, submitted by the Board of Directors; approval of the annual accounting statements, profit and loss statements of the Company; distribution of profit, including the payment (declaration) of dividends, approval of the amount, form and term of payment of dividends payable on each category and class of shares, approval of losses of the Company upon results of the financial year;

15.3.2.	election of members of the Board of Directors;

15.3.3.	election of members of the Audit Commission;

15.3.4.	approval of the Company’s external auditor.

The agenda of the annual General Shareholders’ Meeting may include other issues of an annual General Shareholders’ Meeting falling within its competence pursuant to the law “On Joint Stock Companies”.

15.4.

The procedure for conducting the annual General Shareholders’ Meeting and notifying the shareholders of the convening of such a meeting, and the list of materials provided for the shareholders’ reference (information on the forthcoming General Shareholders’ Meeting) shall be determined by the Board of Directors and approved by a majority of present votes of members of the Board of Directors in accordance with the provisions of this Charter and the Regulations on the General Shareholders’ Meeting.

Article 16.  Extraordinary General Shareholders’ Meeting

16.1.	All General Shareholders’ Meetings of the Company, other than the annual meeting, are deemed extraordinary meetings.

16.2.

An extraordinary General Shareholders’ Meeting is held upon the decision of the Board of Directors, adopted by a majority of votes of its members participating in the meeting, upon its own initiative, upon a request of the Audit Commission, external auditor of the Company, or upon the request of a shareholder (shareholders) owning, as of the date of the request, not less than 10 (ten) percent of the voting shares of the Company.

A request for the convocation of an extraordinary shareholders meeting may be submitted by way of:

	•	mailing it to the address of the Company;

	•	delivering it against signature to the person performing the functions of the sole executive body of the Company, the Chairman of the Board of Directors of the Company or other person authorized under the Company’s internal documents to accept correspondence in writing addressed to the Company.

If such notice is given as a letter via regular mail or otherwise by regular mail, the date of submission of such request will be the date indicated in the imprint of the calendar stamp evidencing the date of receipt of such mail; in the event the request for the convocation of an extraordinary General Shareholders’ Meeting is given by registered mail or other certified mail, – the date, on which such mail is delivered to the addressee against signature of the authorized person. If such notice is delivered against signature, the delivery date will be the date of acceptance signature.

Other matters related to the submission of notice are governed under the Regulations on the General Shareholders’ Meeting.

16.3.	The Board of Directors initiating the convention of an extraordinary General Shareholders’ Meeting, must approve:

	•	wording of the agenda issues;

	•	a clear statement of the reasons for submitting the issues for discussion at the meeting;

	•	the form of holding of the meeting.

16.4.

Within 5 (five) days of the date the request is submitted to the Board of Directors, it shall decide either to convene the extraordinary General Shareholders’ Meeting or reject the aforementioned request.

16.5

The Board of Directors may adopt a decision rejecting the convening of an extraordinary General Shareholders’ Meeting or refusing the inclusion of some of the proposed issues into the agenda only in the following cases:

	•	the issue (all issues) proposed for the agenda of the General Shareholders’ Meeting is not referred by the law “On Joint Stock Companies” to the competence of the meeting;

•

shareholders, initiating the request, do not hold, as of the date such request is submitted to the Company, the necessary number of voting shares to convene an extraordinary General Shareholders’ Meeting;

•

initiators of the convention are persons who are not registered, including through a nominee holder, with the register of shareholders, and (or) do not hold the powers of a representative of the relevant shareholders;

•

the request to convene an extraordinary General Shareholders’ Meeting contains insufficient information or the documents that are required to be enclosed therein by this Charter and the Regulations on the General Shareholders’ Meeting are missing;

•

issues which, in accordance with this Charter, are allowed to be submitted for discussion at a General Shareholders’ Meeting only upon the initiative of the Board of Directors, have been proposed by other persons initiating the convention of the extraordinary General Shareholders’ Meeting;

•

an issue of the agenda contained in the request for convening an extraordinary General Shareholders’ Meeting has already been included in the agenda of the extraordinary or annual General Shareholders’ Meeting, which is convened in accordance with the Board of Directors’ decision adopted earlier than such request has been received;

•

an item (all items) proposed for the agenda of the General Shareholders’ Meeting does not comply with the requirements of the Law of the Russian Federation “On Joint Stock Companies” and other legal acts of the Russian Federation;

•

the procedure for submitting a request for convening a General Shareholders’ Meeting established by the Law of the Russian Federation “On Joint Stock Companies” and this Charter has not been complied with.

16.6.

A substantiated decision rejecting the extraordinary meeting convention or an issue proposed for the agenda shall be sent to the persons initiating the convention of such meeting, not later than 3 (three) days following the adoption of the relevant decision.

Article 17.  Forming the Agenda of a General Shareholders’ Meeting

17.1.	The agenda of the General Shareholders’ Meeting is to be approved by the Board of Directors of the Company.

The procedure for submitting proposals and approving the agenda of an extraordinary General Shareholders’ Meeting is established by this Charter and the Regulations on the General Shareholders’ Meeting.

17.2.

Shareholders (a shareholder) holding, in aggregate, not less than 2 (two) percent of the voting shares of the Company may propose items to be included in the agenda of the annual General Shareholders’ Meeting. Such proposals should be accepted by the Company no later than sixty (60) days following the end of the financial year.

17.3.	Proposals on the inclusion of items in the agenda may be submitted by way of:

	•	mailing to the address of the Company;

•

delivery against signature to the person performing the functions of the Company’s sole executive body, the Chairman of the Board of Directors of the Company, the Corporate Secretary or other person authorized under the Company’s internal documents to accept correspondence in writing addressed to the Company.

If an item proposed for inclusion in the agenda of the General Shareholders’ Meeting is mailed, the date of submission of such proposal will be the date indicated in the imprint of the calendar stamp evidencing the mailing date; if the proposal for inclusion in the agenda of the General Shareholders’ Meeting is delivered against signature – it will be the date of acceptance signature.

17.4.	A proposal of the items for the agenda of the annual General Shareholders’ Meeting should contain:

	•	wording of the issues proposed for the agenda;

	•	full name (corporate name) of the shareholder (shareholders) submitting the issue, and information on the owned shares (number, category, class);

•

signature of the shareholder (shareholders) or authorized representatives. In the event that the proposal is signed on behalf of the shareholder by an authorized representative, the items proposed for the agenda shall be enclosed with a notarized copy of the power of attorney or other evidence of the shareholder representative’s authority (including the protocol on the election as a person authorized to represent the legal entity shareholder without a power of attorney).

17.5.

The Board of Directors must consider the duly proposed items and decide either to include the items into the agenda or reject the items, not later than 5 (five) days following the end of the term for accepting the proposal of issues established by this Charter.

17.6.	The Board of Directors is entitled to refuse to include an issue into the agenda of a General Shareholders’ Meeting only in such cases as follows:

	•	the deadline established by this Charter for the acceptance of a proposal has not been met;

	•	the proposed issue does not meet requirements established herein;

	•	shareholders proposing issues do not hold, as of the date the items are submitted, a sufficient number of the voting shares of the Company;

•

initiators of the proposed issues are persons which are not registered, including through a nominee, with the shareholder registry, and/or do not hold powers of representative of the relevant shareholders;

	•	the issue proposed for the agenda is not referred to by the applicable laws of the Russian Federation and this Charter to the competence of the General Shareholders’ Meeting;

	•	the issue proposed for the agenda does not comply with the requirements of the Law of the Russian Federation “On Joint Stock Companies” or other legal acts of the Russian Federation;

	•	the issue proposed for the agenda may be accepted for consideration at the General Shareholders’ Meeting only if, as established by this Charter, submitted by the Board of Directors.

17.7.

A substantiated decision rejecting the issue proposed for the agenda or the candidates nominated to the bodies of the Company shall be sent to the shareholders initiating the issue proposal (nomination of the candidates), not later than 3 (three) days following the adoption of the relevant negative decision.

17.8.	The agenda of the General Shareholders’ Meeting may not be amended after the shareholders have been notified of the holding of a General Shareholders’ Meeting through the procedure stipulated herein.

17.9.

Shareholders (shareholder) holding, in aggregate, at least two (2) percent of the Company’s voting shares shall have the right to nominate candidates to the Board of Directors, the Audit Commission and the Counting commission of the Company unless its functions are performed by the Company Registrar; the number of such candidates may not exceed the number of members of the relevant body as determined under this Charter. Such proposals should be accepted by the Company no later than sixty (60) days following the end of the financial year.

17.10.	Proposals nominating candidates may be submitted by way of:

	•	mailing to the address of the Company;

•

delivery against signature to the person performing the functions of the Company’s sole executive body, the Chairman of the Board of Directors of the Company, Corporate Secretary or other person authorized under the Company’s internal documents to accept correspondence in writing addressed to the Company.

If a proposal nominating candidates is mailed, the date of submission of such proposal will be the date indicated in the imprint of the calendar stamp evidencing the mailing date; if a proposal nominating candidates is delivered against signature - it will be the date of acceptance signature.

17.11.	A nominated candidate proposal (including the case of self-nomination) shall state:

	•	the full name of the candidate, ID document (series and/or number, date and place of issue, issuing body);

	•	the full name (corporate name) of the shareholders nominating the candidate, number and category (class) of shares held by them;

	•	the name of the body of the Company to which the candidate is nominated;

	•	other information on the candidates required by this Charter and applicable internal documents;

•

the signature of the shareholder (shareholders) or authorized representatives thereof. In the event that the nominated candidate proposal is signed on behalf of the shareholder by its authorized representative, the issues proposed for the agenda are submitted together with a notarized copy of the power of attorney or other evidence of the powers of the shareholder representative (including the minutes on election as a person authorized to represent the shareholder’s interests without a power of attorney).

17.12.

The issues proposed for the agenda of the General Shareholders’ Meeting and nominations of candidates to the Board of Directors and the Audit Commission may be revoked by the shareholders (the shareholder) which have submitted such proposals.

17.13.

The Board of Directors considers the submitted proposals and decides whether to include them in the nominated candidates list for voting on elections to the Board of Directors, Audit Commission, office of General Director or to refuse them not later than five (5) days following the final term for the acceptance of proposals as established by this Charter.

17.14.	The Board of Directors may refuse to include the nominated candidates into the list of candidates in the following cases:

	•	the term established by this Charter for the acceptance of nominated candidate proposals has not been complied with;

	•	the shareholders submitting the proposals do not hold, as of the date the proposal is submitted, a sufficient number of the voting shares of the Company;

	•	the initiators of the submitted proposals are persons who are not registered, including through a nominee, in shareholder registry and/or are not authorized to represent the relevant shareholders;

•

the candidates included in the proposal do not meet the requirements established by the Law of the Russian Federation “On Joint Stock Companies” and this Charter for candidates to the relevant bodies of the Company;

	•	the proposal does not comply with the requirements of the Law of the Russian Federation “On Joint Stock Companies” or other legal acts of the Russian Federation.

17.15.

A substantiated decision refusing to include the nominated candidate into the list of candidates for the election to the Board of Directors, Audit Commission, the office of the General Director of the Company shall be sent to the shareholder (shareholders) initiating the nomination of the candidates, not later than three (3) business days following the date of adoption of the relevant negative decision.

Article 18.  Convening the General Shareholders’ Meeting

18.1.   An extraordinary General Shareholders’ Meeting convened upon the request of the Audit Commission of the Company, external auditor of the Company or shareholders owning, in aggregate, not less than ten (10) percent of the voting shares is to be convened not later than 40 calendar days following the date of the request for holding the extraordinary General Shareholders’ Meeting.

In the event that the agenda of the extraordinary General Shareholders’ Meeting proposed by the Audit Commission, external auditor of the Company or by the shareholders holding, in aggregate, not less than 10 (ten) percent of the voting shares of the Company includes an issue of electing members of the Board of Directors, such extraordinary General Shareholders’ Meeting must be held within 70 (seventy) calendar days from the date of request for holding the extraordinary General Shareholders’ Meeting.

In the event that, in accordance with the Law of the Russian Federation “On Joint Stock Companies”, the Board of Directors must adopt the decision on holding an extraordinary General Shareholders’ Meeting for the election of members of the Board of Directors, such extraordinary General Shareholders’ Meeting shall be held within ninety (90) calendar days following the date on which the Board of Directors adopted the decision to hold such a meeting.

18.2.   Information on holding the General Shareholders’ Meeting shall be communicated by way of a written notice to each person included in the list of persons entitled to participate in the General Shareholders’ Meeting and/or shall be published in the form of a proper announcement in the Rossiskaya Gazeta newspaper or in any other national newspaper circulated in the whole territory of the Russian Federation.

The Company may also inform the shareholders on holding a General Shareholders’ Meeting by other means of the mass media, including the Internet.

18.3.   The following documents shall be forwarded to the persons entitled to participate in the General Shareholders’ Meeting to inform them of the General Shareholders’ Meeting to be held through absentee voting:

•     the text announcing the holding of the General Shareholders’ Meeting;

•     voting ballots.

In the event that the meeting agenda includes items, the voting on which may, in accordance with the Law of the Russian Federation “On Joint Stock Companies”, confer to the shareholders the right to request from the Company redemption of their shares, the shareholders shall also receive a special form to execute a written request to the Company to redeem the shares held by the shareholder.

In the event that the meeting agenda includes issues on decreasing the Charter Capital through redemption of a part of the placed shares with the purpose of reducing the total amount thereof, the shareholders shall receive a special form to execute a written request to the Company to redeem the shares held by the shareholder.

18.4.   Information on holding the General Shareholders’ Meeting in the form of a meeting shall be communicated to the shareholders not later than thirty (30) calendar days before the final date of accepting the voting ballots.

In cases stipulated for in Clauses 2 and 8 of Article 53 of the Federal Law “On Joint-Stock Companies” notice about extraordinary General Shareholders’ Meeting should be made at least seventy (70) calendar days before the meeting.

The following documents shall be sent to the persons entered into the list of persons entitled to participate in the General Shareholders’ Meeting by registered mail:

•     the text of the announcement of the holding of the General Shareholders’ Meeting;

•     voting ballots.

In the event that the meeting agenda includes items the voting on which may, in accordance with the Law of the Russian Federation “On Joint Stock Companies”, confer to the shareholders the right to request from the Company redemption of their shares, the shareholders shall also be provided with a special form to execute a written request to the Company to redeem the shares held by the shareholder.

In the event that the agenda includes items on decreasing the Charter Capital through redemption of part of the placed shares with the purpose of reducing the total number thereof, the shareholders shall receive a special form to execute a written request to the Company to redeem the shares held by the shareholder.

The date of informing the shareholders of the holding of a General Shareholders’ Meeting is the date on which the registered mail is dispatched, or the date of the announcement publication, in accordance with Clause 18.2. hereof.

18.5.   The information to be sent to the shareholders arranging for the General Shareholders’ Meeting shall include the following:

18.5.1.        annual balance sheets of the Company;

18.5.2.        opinions of the Audit Commission and external auditor of the Company on the results of the audit of the annual accounting records of the Company;

18.5.3.        information on the candidates nominated to the Company’s Board of Directors;

18.5.4.        information on the candidates nominated to the Company’s Audit Commission;

18.5.5.        information about the proposed external auditor of the Company;

18.5.6.        draft amendments and additions proposed to be incorporated in the Charter and internal documents of the Company, and (or) drafts of the restated Charter and internal documents;

18.5.7.        draft resolutions of the General Shareholders’ Meeting proposed by persons authorized by this Charter to incorporate items into the agenda of a shareholders’ meeting, or request the convention of an extraordinary General Shareholders’ Meeting;

18.5.8.        other information (materials) necessary to adopt decisions on issues on the agenda of the General Shareholders’ Meeting, included by the Board of Directors into the list of information (materials) to be provided to the General Shareholders’ Meeting.

Information mentioned in Clauses 18.5.1. – 18.5.7. of this Charter is to be provided through the procedure established herein, in the event that the relevant items are included into the agenda of a General Shareholders’ Meeting.

18.6.   Materials to be provided in preparation for the General Shareholders’ Meeting to persons entitled to participate in the General Shareholders’ Meeting shall not be sent out to the shareholders. A person entitled to participate in the General Shareholders’ Meeting may review such materials at the addresses indicated in the notice.

A person entitled to participate in the General Shareholders’ Meeting may receive, at the indicated addresses, copies of all materials of the meeting, and request to send such materials to its address by mail, provided the mail costs shall be paid by the receiver.

18.7.   The General Shareholders’ Meeting shall be legally qualified (shall have a quorum) provided that shareholders holding, in aggregate, more than half of the placed voting shares of the Company participate therein.

The shareholders registered to attend the meeting and the shareholders, the ballots from whom have been received not later than two days prior to the date of holding the General Shareholders’ Meeting, are deemed as having participated in the general meeting. The shareholders from whom the ballots have been received prior to the final date of accepting the ballots are deemed to have participated in the meeting in the form of absentee voting.

18.8.    In the event that the agenda of the General Shareholders’ Meeting includes items to be voted on by holders of different categories of shares, the quota for voting on such items shall be determined separately. Herewith, the absence of a quota for voting on the items to be voted on by shares of one category shall not prohibit the voting on the issues which may be voted on by shares of the other categories constituting a quorum required for voting on such issues.

18.9.    If the quorum for holding an annual General Shareholders’ Meeting is not available, the Board of Directors must announce the date for holding a repeated General Shareholders’ Meeting.

If the quorum for holding an extraordinary General Shareholders’ Meeting is not available, the Board of Directors is authorized to announce the date for holding a repeated General Shareholders’ Meeting.

In the event that the General Shareholders’ Meeting is convened upon the initiative of the Board of Directors, the latter shall be authorized to change, in its decision on the repeated meeting, the form of holding the meeting.

18.10. Information on holding a repeated General Shareholders’ Meeting shall be communicated through the procedure stipulated in this Charter. In such cases, the terms for communicating this information may be established not later than twenty (20) days prior to the final date of accepting the ballots for voting at the repeated meeting, and the information on holding the repeated general meeting, the agenda of which includes the issue of the Company’s reorganization, shall be communicated not later than thirty (30) days prior to the final date of accepting the voting ballots.

18.11. A repeated General Shareholders’ Meeting convened instead of the originally scheduled meeting shall be deemed legally qualified (shall have a quorum) in the event that it is attended by the shareholders (shareholders’ representatives) holding, in aggregate, not less than thirty (30) percent of votes provided by the voting shares of the Company, adjusted for the procedure of quorum determination in accordance with Clauses 18.7. and 18.8. of this Charter.

18.12. In the event that a repeated General Shareholders’ Meeting is held earlier than 20 (twenty) days following the date of the original meeting which was not held, the persons entitled to participate in the General Shareholders’ Meeting shall be qualified as such in accordance with the list of persons entitled to attend the original meeting which was not held.

Article 19.  The Right to Participate in the General Shareholders’ Meeting

19.1.   The list of persons entitled to participate in the General Shareholders’ Meeting shall be prepared on the basis of the information contained in the Company’s Register as of the date established by the Board of Directors.

19.2.   The date of preparing the list of persons entitled to participate in the General Shareholders’ Meeting may not be established earlier than the date of the adopted decision on holding the General Shareholders’ Meeting or later than fifty (50) calendar days prior to the date of holding the General Shareholders’ Meeting and, if the agenda of the extraordinary General Shareholders’ Meeting includes the election of members of the Board of Directors, not later than sixty five (65) calendar days prior to the date of holding the General Shareholders’ Meeting. Herewith, the actual date shall be established not earlier than thirty five (35) calendar days prior to the date of holding the General Shareholders’ Meeting.

In all cases, the date of preparing the list of persons entitled to participate in the General Shareholders’ Meeting must precede the date of informing those persons on holding of the general meeting in accordance with Clause 18.4 hereof.

19.3.   For the purpose of composing the list of the shareholders entitled to participate in the General Shareholders’ Meeting, a nominee holder of shares shall provide information with respect to the persons for which benefit it is holding the shares as of the date of preparing the list.

19.4.   The list of persons entitled to participate in the General Shareholders’ Meeting shall contain data stipulated by the Regulations on the General Shareholders’ Meeting.

19.5.   The list of persons entitled to participate in the General Shareholders’ Meeting shall include:

•      shareholders holding fully paid ordinary shares of any issue of the Company;

•      shareholders holding fully paid preferred shares of the Company of any category in cases when the agenda of the General Shareholders’ Meeting includes an issue on which the preferred share of that particular class is entitled to vote, or when the holders of preferred shares have been conferred the right to vote on all issues within the competence of the General Shareholders’ Meeting, in accordance with Article 32 of the Law of the Russian Federation “On Joint Stock Companies”; and

•      other persons in accordance the current legislation.

19.6.    Amendments to the list of persons entitled to participate in the General Shareholders’ Meeting may be introduced only in the case of restoration of the violated rights of persons not included in the aforementioned list as of the date of its preparation, or in the case of correction of errors, incurred in the course of preparation of such list.

19.7.    In the event that shares are transferred after the date of preparation, the list of persons entitled to participate in the General Shareholders’ Meeting and prior to the date of holding the General Shareholders’ Meeting, the persons included in such list must issue to the acquirer of shares a power of attorney for voting or to vote at the General Shareholders’ Meeting in compliance with the written instructions of the acquirer of the shares. The above provision shall also apply to each of the subsequent cases of the shares transfer.

19.8.   The right to participate in the General Shareholders’ Meeting may be exercised by the shareholder, both independently or through a representative.

A shareholder may participate in a meeting through the following procedures:

•     participating personally in the discussion of issues on the agenda and the vote on such issues;

•     directing its authorized representative to participate in the discussion of issues on the agenda and to vote on such issues;

•     exercising absentee voting (by sending voting ballots);

•     delegating the right of absentee voting to an authorized representative.

19.9.   Transfer of rights (powers) to the shareholder’s representative shall be exercised by issuing a power of attorney.

A power of attorney authorizing participation in the voting shall be executed in accordance with the requirements stipulated by the Law of the Russian Federation “On Joint Stock Companies”.

Article 20.  Holding of the General Shareholders’ Meeting

20.1.   The General Shareholders’ Meeting may be held in the following forms:

20.1.1.        a meeting – joint presence of shareholders for the purpose of discussing the issues on the agenda and adopting decisions on the issues put on vote, in accordance with which the shareholders or their legally qualified representatives may, at their own discretion, submit their votes on the issues on the agenda, either by attending the general meeting in person or by sending their executed ballots to the Company;

20.1.2.        absentee voting, in accordance with which decisions on the issues on the agenda shall be adopted without holding General Shareholders’ Meeting, by poll.

20.2.   An annual General Shareholders’ Meeting may only be held in the form of a meeting.

20.2.1.        The Board of Directors shall not be authorized to amend the form of holding of an extraordinary General Shareholders’ Meeting, which is required by the persons initiating the convention of such a meeting.

20.3.   Apart from the shareholders and their authorized representatives, a General Shareholders’ Meeting may be attended by other persons as envisaged in the Regulations on the General Shareholders’ Meeting, holding rights provided by the above Regulations.

20.4.   A decision of the Board of Directors on holding the General Shareholders’ Meeting approves:

•      wording of the issues put on the agenda of the General Meeting;

•      form and text of the voting ballot;

•      a list of information (materials) to be provided to the shareholders in preparation for the General Shareholders’ Meeting;

•      date of preparation of the list of persons entitled to participate in the General Shareholders’ Meeting;

•      date, place and time for holding of the General Shareholders’ Meeting;

•      mailing address to which the executed voting ballots shall be dispatched;

•      date, place and time of commencement of registration of participants of the General Shareholders’ Meeting;

•      text of the announcement of holding of the General Shareholders’ Meeting, to be sent to the shareholders;

•      procedure for informing the shareholders on the holding of the General Shareholders’ Meeting.

In the event that the agenda includes issues, the voting on which may, in accordance with the Law of the Russian Federation “On Joint Stock Companies”, result in conferring to the shareholders the right to request from the Company redemption of the shares they hold, the Board of Directors shall establish:

•      price of the shares for the redemption;

•      procedure and terms for exercising the redemption

The decision of the Board of Directors to hold a General Shareholders’ Meeting in the form of a meeting should also resolve other matters provided for under applicable law.

20.5.    The decision of the Board of Directors on holding the General Shareholders’ Meeting by absentee vote approves:

•      wording of the issues on the agenda of the General Shareholders’ Meeting;

•      form and text of the voting ballot;

•      list of information (materials) to be provided to the shareholders;

•      date of preparation of the list of persons entitled to participate in the General Shareholders’ Meeting;

•      date of providing voting ballots and other information (materials) to the shareholders;

•      final date for accepting voting ballots by the Company;

•      mailing address to which the executed voting ballots shall be dispatched;

•      text announcing the holding of the General Meeting, to be sent to the shareholders;

•      procedure for informing the shareholders of the holding of the General Shareholders’ Meeting.

In the event that the agenda includes issues, the voting on which may, in accordance with the Law of the Russian Federation “On Joint Stock Companies, result in conferring to the shareholders the right to request from the Company redemption of the shares they hold, the Board of Directors shall establish:

•      price of the shares for the redemption;

•      procedure and terms for exercising the redemption.

The decision of the Board of Directors to hold a General Shareholders’ Meeting in the form of an absentee vote should also resolve other matters provided for under applicable law.

20.6.   A General Shareholders’ Meeting, the agenda of which includes issues stipulated in Clauses 15.3.1., 15.3.2., 15.3.3., 15.3.4. of this Charter, may not be held by absentee vote.

20.7.   The requirements for the form and text of the voting ballot, for the text of the announcement on holding the General Shareholders’ Meeting by absentee voting, as well as the procedure for accepting the absentee voting ballots, shall be determined by this Charter and the Regulations on the General Shareholders’ Meeting.

20.8.   The shareholders which ballots have been received not later than two days prior to the date of holding of the General Shareholders’ Meeting, or have been submitted not later than the established final date of acceptance of the absentee voting ballots, shall be considered as having participated in the voting.

A decision adopted by the General Shareholders’ Meeting by absentee voting is deemed effective in respect to each individual issue if shareholders, holding in aggregate, not less than half of the Company’s voting shares entitled to vote on the given issue, participate in the voting.

20.9.   The holding of the General Shareholders’ Meeting and summarization of the voting results is performed by the Counting Commission of the General Shareholders’ Meeting, the function of which, in cases when the number of the Company’s shareholders is more than five hundred (500), shall be performed by the Company’s Registrar.

The procedure for forming the authority for and requirements applicable to the members of the Counting Commission or to a person performing functions of the Counting Commission for the General Shareholders’ Meeting shall be determined by the Regulations on General Shareholders’ Meetings.

20.10  A General Shareholders’ Meeting may be held in any settlement within the territory of the Russian Federation where is the Company or its branches or representatives offices are located.

Article 21.  Voting at the General Shareholders’ Meeting.  Voting Ballot.
Counting Votes upon Voting.  Protocol and Report on Voting Results.
Results of a General Shareholders’ Meeting

21.1.   Voting at the General Shareholders’ Meeting shall be exercised based on the principle “one voting share of the Company, one vote,” save for the cases of cumulative voting on the election of members of the Board of Directors of the Company and other cases stipulated by the Law of the Russian Federation “On Joint Stock Companies”.

21.2.   Voting at a General Shareholders’ Meeting on the issues of the meeting agenda shall be exercised only with the use of voting ballots.

The Company must send the voting ballots to the shareholders within the term and through the procedure stipulated by Article 52 of the Law of the Russian Federation “On Joint Stock Companies” and this Charter, and accept the voting ballots in accordance with Clause 18.7. hereof. The voting ballots shall be sent out by registered mail.

The form and text of the voting ballot shall be approved by the Board of Directors of the Company. A voting ballot shall be issued to the shareholder (its representative) which has registered to participate in the General Shareholders’ Meeting save for the case stipulated in the second paragraph of this Clause.

21.3.   A voting ballot shall contain:

•      full official name and address of the Company;

•      information on the form of holding the General Shareholders’ Meeting (a meeting or absentee voting);

•      date, place and time of the General Shareholders’ Meeting and the mailing address to which the executed bulletins shall be sent or, in case of holding the meeting in the form of absentee voting, the final date for accepting the voting ballots and the mailing address to which the executed bulletins shall be sent;

•      wording of each issue put on vote and the order of priority of consideration thereof;

•      wording of resolutions on each issue (full name of each candidate to the Board of Directors, Audit Commission, office of General Director) which shall be voted on by the given ballot;

•      voting options for each issue on the agenda of the meeting put to the vote, expressed by “for”, “against” or “abstained”;

•      indication that the ballot must be signed by the shareholder;

•      manner in which the chosen voting option is to be marked.

In cases where the voting concerns electing a member of the Board of Directors or the Audit Commission of the Company, the voting ballot must also contain other information on the candidate (candidates).

In the event of cumulative voting, in accordance with section 21.1. of this Charter, the voting ballot shall point to such methods of voting and provide for explanations of cumulative voting. The voting ballot may also contain the number of votes by which a person having the right to participate in the General Shareholders’ Meeting can vote on each issue on the agenda of the Meeting, and other information determined by the Board of Directors.

Voting ballot shall contain the information provided for under applicable law.

21.4.   When counting the votes, only the ballots where only one voting option is marked, are taken into consideration. The voting ballots executed in violation of the above requirements shall be recognized as invalid and votes on the issues included therein shall not be counted.

In the event that a voting ballot contains several issues put on vote, violation of the above requirements in respect to one or several issues shall not result in recognizing the voting ballot as entirely invalid.

21.5.   Based on the voting results, the Counting Commission or the person performing its functions shall draw up the protocol on voting results, to be signed by the members of the Counting Commission or by the person performing its functions.

Following the drawing up of the protocol on voting results and the signing of the minutes of the General Shareholders’ Meeting, the voting ballots shall be sealed by the Counting Commission and transferred for safekeeping to the Company’s archive.

A protocol on voting results shall be subject to filing, together with the minutes of the General Shareholders’ Meeting.

Decisions adopted by the General Shareholders’ Meeting as well as the voting results shall be announced at the General Shareholders’ Meeting at which the voting took place, or be communicated to the persons included in the list of persons entitled to participate in the General Shareholders’ Meeting, no later than ten (10) business days following the date of the drawing up of the protocol on the results of the voting, which usually consists of a report pursuant to the procedures stipulated in the announcing of the holding of the General Shareholders’ Meeting.

21.6.   The minutes of the General Shareholders’ Meeting shall be drawn up, in duplicate, no later than fifteen (15) days following the closing of the General Shareholders’ Meeting. Both copies shall be signed by the person presiding at the meeting and by the secretary of the General Shareholders’ Meeting.

21.7.   The minutes of a General Shareholders’ Meeting shall specify:

•      place and time of the holding of the General Shareholders’ Meeting;

•      total number of votes held by the shareholders holding voting shares of the Company;

•      number of votes held by the shareholders participating in the meeting;

•      chairman (presidium) and secretary of the meeting, and the meeting agenda.

The minutes of the General Shareholders’ Meeting shall highlight the main points of the reports, issues voted on and the voting results on such issues and resolutions adopted at the General Shareholders’ Meeting.

The minutes of the General Shareholders’ Meeting shall contain the information provided for under applicable law.

21.8.   Based on absentee voting results, no later than fifteen (15) days following the final date of acceptance of the voting ballots, the Counting Commission or the person performing its functions, shall draw up a relevant protocol on the absentee voting results, in duplicate.

Article 22.  Regulations on the General Shareholders’ Meeting

22.1    Matters concerning the convening, holding and recording of the results of the General Shareholders’ Meeting and other matters related to preparation for, and holding of the General Meetings of Shareholders of the Company not covered hereunder shall be governed under the Company’s Regulations on the General Shareholders’ Meeting, approved at the General Shareholders’ Meeting by a simple majority vote of the shareholders holding the Company’s voting shares and participating in the meeting.

Article 23.  Board of Directors

23.1     The Board of Directors consists of eleven members.

The numerical composition of the Board of Directors provided for under this Clause of the Charter may be increased to an odd number of members by a decision taken at the General Shareholders’ Meeting, provided that such issue was placed on the agenda in the manner determined hereunder. Simultaneously with the making of the decision to increase the number of the Board of Directors the General Meeting shall decide to make relevant amendments to this Charter. The decision to change the numerical composition of the Board of Directors shall enter into force for all of the shareholders of the Company from the time of inception.

23.2    The competence of the Board of Directors of the Company shall include decision-making on matters of the overall management of the Company’s operations, except in matters cited hereunder, which are relegated to the competence of the General Shareholders’ Meeting.

23.3    The following issues shall be within the competence of the Board of Directors:

23.3.1         determination of the priority aspects of the Company’s activities, including the approval of the Company’s budgets, business plans and development strategies and programs, as well as consideration of other issues which are to be resolved by the Board of Directors pursuant to the aforementioned documents;

23.3.2         convening of the annual and extraordinary General Shareholders’ Meetings of the Company, except in instances provided for under Section 55.8 of the Law of the Russian Federation “On Joint Stock Companies”;

23.3.3         approval of the agenda of the General Shareholders’ Meeting;

23.3.4         determination of the date for the preparation of the list of persons entitled to take part in the General Shareholders’ Meeting and other issues relegated to the competence of the Board of Directors of the Company pursuant to the law of the Russian Federation and this Charter, and related to the preparation and conduct of the General Shareholders’ Meeting;

23.3.5         submission of the matters provided for under Clause 14.3 hereof to the General Shareholders’ Meeting for decision;

23.3.6         increase of the Company’s charter capital by having the Company place additional shares, within the limits of the number and categories of authorized shares, as determined hereunder;

23.3.7         determination of the market value of property under applicable law of the Russian Federation and this Charter;

23.3.8         decision-making pertaining to the acquisition of shares, bonds and other securities placed by the Company;

23.3.8.a)    determination of the price of acquisition of bonds placed by the Company, or procedures for the determination thereof;

23.3.9         determination of the tenure of office and numerical membership of the Management Board of the Company and appointment and early termination of the powers of its members;

23.3.10       recommendations pertaining to the amount of the remuneration and compensation payable to the members of the Audit Commission and ratification of the agreement with the external auditor including the determination of the amount to be paid for audit services;

23.3.11       recommendations pertaining to the distribution of profits, including the amount of dividends on the Company shares and procedure for their payment, as well as the Company’s losses; approval of the Company’s dividend policy;

23.3.12       decision-making pertaining to the use of the reserves and other funds of the Company;

23.3.13       approval of the Company’s internal documents governing the matters within the competence of the Board of Directors of the Company, in accordance with the laws of the Russian Federation, this Charter and the Regulations of the Board of Directors, except the documents for which approval is relegated to the competence of the General Shareholders’ Meeting;

23.3.14       establishment and liquidation of branches; establishment and closing of the Company’s representative offices, approval of the Model Regulations on the Company Branch (Representative Office);

23.3.15      decision-making pertaining to the Company’s participation in other organizations in the form of:

•      establishment by incorporation;

•      joining as a member;

•      termination of participation, with the exception of winding up of an organization wherein the Company has a participatory interest;

•      change of participatory interest amount, nominal value of participatory interest, change in the number of shares or nominal value of shares held by the Company, except where such changes occur as a consequence of a resolution of the competent body of the organization wherein the Company has a participatory interest, or as a result of a court decision;

23.3.15.a) determination of the position of the Company when voting on matters lying within the scope of competence of general shareholder meetings of commercial organizations wherein the Company has a participatory interest where such voting results in termination of participation of the Company in such organizations, change of participatory interest amount, nominal value of participatory interest, change in the number of shares or nominal value of shares held by the Company;

23.3.16       decision-making pertaining to the approval of major transactions in the instance provided for under Article 31 hereof;

23.3.17       decision-making pertaining to the approval of the transactions in the instance provided for under Article 32 hereof;

23.3.18       appointment of the General Director of the Company, determination of his/her term of office, and early dismissal and termination of the contract with the General Director;

23.3.19       approval of decisions to issue securities, prospectuses for securities and reports on the results of the acquisition of the Company shares subject to redemption, reports on the results of share redemption, reports on the results of the call to shareholders to redeem their shares;

23.3.20       approval of the registrar and the terms of the agreement on maintaining the Company’s shareholder register; decision-making on the termination of such an agreement with the registrar;

23.3.21       decision-making pertaining to the reimbursement to the members of the Company’s Management Board and other officers for losses incurred by them in connection with the performance of their official duties and/or the exercise of the powers of the Company as its representative as a result of claims, complaints, demands or amounts of liability against the members of the Company’s Management Board or other officers from any third parties, including the government and municipal agencies;

23.3.22       decision-making pertaining to the concluding of D&O liability insurance agreements to cover the liability of members of the Board of Directors of the Company and its officers for losses inflicted on third parties by the Company’s officers in the performance of their official duties and/or exercise of the powers of the Company’s representatives;

23.3.23       consideration of the opinions of the Audit Commission and the external auditor of the Company;

23.3.24       approval of the material terms of the agreements made with the General Director and members of the Management Board;

23.3.25       consideration of matters in accordance with the Board of Directors responsibility pursuant to the terms of the agreements with the General Director and members of the Management Board;

23.3.26       decision-making pertaining to the placement by the Company of bonds, and other issuable securities where, under the terms of the placement of such shares and other issuable securities, they are not convertible into Company shares;

23.3.26.a)  decision-making pertaining to determination of procedures for the setting of interest (coupon rate) on the bonds of the Company;

23.3.26.b)  decision-making pertaining to early redemption, at the option of the Company, of the bonds issued by the Company, where the decision authorizing the issue of such bonds provides for such early redemption;

23.3.27       decision-making pertaining to the placement, by the Company, of bonds convertible into shares and of other issued securities convertible into shares where such bonds (other issue securities) are placed by way of public subscription and may be converted into the Company’s ordinary shares, amounting to twenty five (25) or less percent of the Company’s previously placed ordinary shares;

23.3.28       decision-making pertaining to the introduction of amendments and additions hereto related to the establishment and liquidation of branches, to the establishment and closing of representative offices of the Company;

23.3.29       election (re-election) of the Chairman and Vice-Chairman of the Board of Directors;

23.3.30       appointment and dismissal of the Corporate Secretary of the Company and determination of the amount of his/her remuneration, approval of Regulations on Corporate Secretary and Corporate Secretary’s Department, approval of the terms and conditions of the Corporate Secretary’s employment contract;

23.3.31       increase of the charter capital of the Company by way of the Company’s placement of additional shares by public subscription, within the limits of the number of authorized shares, if the number of additionally placed shares is twenty-five (25) or less percent of the ordinary shares previously placed by the Company;

23.3.32       determining the procedure for interacting with organizations in which the Company participates, approval of the Company’s managing policy with respect to its subsidiaries and associated companies, including the passing of decisions on matters within the competence of the general meetings of participants of subsidiaries (the highest governing bodies of organizations having other legal or organizational forms) in which the Company is the sole participant;

23.3.33       preliminary approval of the simultaneous holding by the person performing the functions of the Company’s sole executive body or members of the Company’s Management Board of positions in the governing bodies of other organizations;

23.3.34       permission to the person performing the functions of the Company’s sole executive body to be simultaneously employed in other organizations;

23.3.35       establishment of standing or ad hoc committees (for consideration of certain issues) of the Board of Directors and approval of their regulations;

23.3.36       approval of the internal document on the disclosure of information about the Company;

23.3.37       decision-making pertaining to the payment of premium to the members of the Company’s Management Board pursuant to the document to be approved by the Board of Directors;

23.3.38       approval of the Regulations on the Company’s structural subdivision exercising internal control functions; pre-approval of candidates to the position of its head and his/her firing; and consideration of other matters to be decided by the Board of Directors pursuant to the Regulations on the said subdivision;

23.3.39       approval of the internal document (documents) on internal control over financial and operational activity of the Company, as well as risk management system within the Company;

23.3.39.a)  preliminary approval of appointment of the person responsible for organization and maintenance of risk management in the Company and dismissal of such person at the initiative of the Company, approval of the terms and conditions of the labor agreement (supplementary agreements) executed with such person, and consideration of matters which, pursuant to such labor agreement, are to be resolved by the Board of Directors;

23.3.40       approval of the material terms of the employment contract (supplementary agreements) made by the Company with the head of the Company’s structural subdivision exercising internal control functions; and

23.3.41       approval of the Model employment contract (amendments) made by the Company with the heads of the Company’s Branches and Representative Offices.

23.3.42       approval of the internal documents aimed to the Company’s compliance with applicable legislation and listing rules of the stock exchanges on which the Company’s shares and derivative securities are listed;

23.3.43       pre-approval of the engagement by the Audit Commission of the contracted external specialists and determination of the payment and other material terms of its contracts;

23.3.44       other matters relegated to the competence of the Board of Directors under this Charter and the Federal Law “On Joint Stock Companies”.

23.4    Resolutions at meetings of the Board of Directors shall be approved by a majority vote of the members of the Board of Directors taking part in the meeting or in the absentee vote (by poll), except where this Charter requires a different number of votes for the approval of a resolution.

In the event of a tie vote, the Chairman of the Board of Directors shall have the deciding vote.

In the event there is no unanimity among the members of the Board of Directors on a matter to be voted on unanimously in accordance with the laws of the Russian Federation or this Charter, such matters may be submitted to the General Shareholders’ Meeting for approval by a decision of the Board of Directors, approved by a majority of votes of the members of the Board of Directors taking part in the meeting, or by absentee vote.

23.5    Issues relegated hereunder to the exclusive competence of the Board of Directors may not be referred to the General Director or the Management Board of the Company for approval.

23.6    In exercising their rights and performing their duties, members of the Board of Directors shall act in the best interests of the Company, in good faith and reasonably. Otherwise members of the Board of Directors shall be jointly and severally liable to the Company in accordance with the applicable laws of the Russian Federation.

23.7    Matters of the legal status of the Board of Directors of the Company not covered hereunder shall be governed under the Company’s Regulations on the Board of Directors, approved at the General Shareholders’ Meeting by a majority vote of those taking part in the meeting.

Article 24.  Election of the Board of Directors

24.1    Members of the Board of Directors of the Company shall be annually elected by the annual General Shareholders’ Meeting.

The term of office of members of the Board of Directors shall be counted from the moment of their election by the annual General Shareholders’ Meeting until the moment of election of a new Board of Directors by the next annual shareholders’ meeting.

24.2    Those elected to the Board of Directors may be re-elected an unlimited number of times.

24.3    Members of the Board of Directors shall be elected by a cumulative vote in accordance with the Regulations on the General Shareholders’ Meetings and the Regulations on the Board of Directors.

24.4    The General Shareholders’ Meeting may decide to terminate early the powers of the members of the Board of Directors. Such decisions may only be made simultaneously with respect to all members of the Board of Directors.

In the event of early termination of the powers of the Board of Directors, the powers of the new Board of Directors shall be valid until the nearest annual General Shareholders’ Meeting.

24.5    In the event that the numerical membership of the Board of Directors becomes less than one-half of the number provided for under Clause 23.1 hereof, the Board of Directors shall convene an extraordinary General Shareholders’ Meeting to elect a new Board of Directors. The remaining members of the Board of Directors shall be entitled to decide only on the convening of such an extraordinary General Shareholders’ Meeting.

Members of the Board of Directors whose powers in office have been early terminated upon the decision of the General Shareholders’ Meetings or who have died shall be deemed to be retired members the Board of Directors.

24.6    Members of the Company’s Management Board may not comprise more than one-quarter of the membership of the Board of Directors. The General Director may not serve as Chairman of the Board of Directors.

Rights and responsibilities of the members of the Board of Directors shall be determined under the Regulations on the Board of Directors.

Article 25.  Chairman of the Board of Directors

25.1    The Chairman of the Board of Directors of the Company shall be elected by the members of the Board of Directors, from among them, by a majority of votes of the total number of elected members of the Board of Directors.

25.2    The Board of Directors may re-elect its Chairman, at any time, by a majority of votes of the total number of elected members of the Board of Directors.

25.3    The Chairman of the Board of Directors:

•      organizes the work of the Board of Directors;

•      convenes meetings of the Board of Directors or arranges for absentee voting; and

•      organizes the keeping of minutes at Board of Directors meetings.

25.4    The Board of Directors has the right to appoint a Vice-Chairman to the Board of Directors. In the absence of the Chairman of the Board of Directors, his/her functions (including the right to sign documents) shall be performed by the Vice-Chairman, and in the absence of the latter, by a member of the Board of Directors appointed by a decision of the Board of Directors of the Company, by a majority vote of the members taking part in the meeting.

Article 26.  Meeting of the Board of Directors

26.1    Meetings of the Board of Directors shall be held as required, but at least quarterly.  A meeting of the Board of Directors on the convening of the annual General Shareholders’ Meeting, shall be held within one (1) month after the last day of the period determined under the law of the Russian Federation for the submission of accounting statements so as to consider the draft annual reports, draft annual accounting statements, including the Company’s profit and loss statements, and the opinion of the external auditor.

At the annual meeting, the Chairman shall furnish the Board with full current financial information and a full report on the current state of affairs and on the main results and plans of the Company.

A meeting (absentee voting) of the Board of Directors shall be convened by the Chairman of the Board of Directors on his/her own initiative or at the request of any member of the Board of Directors, a committee of the Board of Directors, the Audit Commission, the external auditor of the Company, the sole or collective executive body of the Company, head of the internal control unit or a shareholder(s) holding on the aggregate at least two (2) percent of the Company’s voting shares. The procedure for the convening and conduct of meetings of the Board of Directors shall be determined pursuant to the Regulations on the Board of Directors.

26.2    The quorum for the meetings of the Board of Directors shall be met by the presence of at least one-half of the number of elected members of the Board of Directors of the Company.

In determining the quorum and the results of voting by members of the Board of Directors, account shall be taken of the written opinion of an absent member of the Board of Directors, in accordance with the Regulations on the Board of Directors of OJSC Rostelecom.

26.3    For the purposes of decision-making at a meeting of the Board of Directors, each member of the Board of Directors shall have one vote.

A member of the Board of Directors may not delegate his/her vote to another member of the Board of Directors or another person under power of attorney.

26.4    A resolution of the Board of Directors may be approved by absentee voting (by poll) in accordance with the Regulations on the Board of Directors.

26.5    Minutes shall be kept at all meetings of the Board of Directors. The minutes of a meeting of the Board of Directors shall be drawn up within three (3) business days of the meeting. The minutes shall specify:

•      place, date and time (of the meeting);

•      persons present at the meeting;

•      information on the written opinions of absent members of the Board of Directors;

•      agenda of the meeting;

•      matters put to a vote and the results of the vote; and

•      decisions taken.

The minutes of a meeting of the Board of Directors shall be signed by the presiding member who shall be responsible for the accuracy of the minutes.

To reflect the results of an absentee vote (by poll), the minutes shall be drawn up within three (3) business days of the final date of acceptance of the questionnaires or other written evidence of the views of members of the Board of Directors, in accordance with the Regulations on the Board of Directors.

26.6    The remuneration to the members of the Board of Directors to be paid as resolved by the General Shareholders’ Meeting in accordance with the Regulations on the Board of Directors except when the General Shareholders’ Meeting regardless of the reasons for doing so has decided not to pay any remuneration or the amount and payment procedure have been changed.

The decision to compensate the expenses incurred by the members of the Board of Directors while performing their duties, including reimbursement of the losses suffered by the members of the Board of Directors while performing their functions and/or acting as the representatives of the Company, resulted in any claims or any sanctions from the third parties including state and municipal authorities, is to be taken by the General Shareholders’ Meeting.

Article 27.  General Director (Sole Executive Body)

and Management Board (Collective Executive Body)

27.1    The Company’s current operation shall be managed by the Company’s sole executive body (General Director) and the collective executive body (Management Board).

The Company’s executive bodies shall be competent to decide all management matters pertaining to the Company’s current operation except those matters which are relegated to the competence of the General Shareholders’ Meeting and the Board of Directors.

27.2    The General Director shall be appointed by the Board of Directors of the Company by a majority vote of the members of the Board of Directors taking part in the meeting, for a term of no more than five (5) years with the possibility of re-election an unlimited number of times, as specified in the resolution of the meeting of the Board of Directors of the Company. The proposal nominating the candidate for the position of the General Director of the Company shall specify his/her name, the company by which he/she is employed and the position in such company and contain information on positions held by him/her in governing bodies of other organizations. The rights, duties, term of office, liability and remuneration of the General Director shall be determined pursuant to an agreement between the General Director and the Company. The agreement with the General Director shall be signed for the entire term of office as determined by the Company’s Board of Directors. The Board of Directors may, at any time, terminate the powers of the General Director.

27.3    The General Director shall manage the current operations of the Company and shall be granted, in accordance with the laws of the Russian Federation, all the necessary powers to accomplish those purposes. The General Director shall be responsible for the maintenance of secrecy of the conducted works and for the development and implementation of the necessary measures to protect the Russian Federation’s state secrets. The General Director shall act in strict compliance with all applicable laws and this Charter.

The General Director shall perform the functions of the chairman of the Management Board of the Company.

27.4    The General Director acts, without a power of attorney, on behalf of the Company for the following:

•      representing the Company in the Russian Federation and abroad;

•      presiding at the General Shareholders’ Meeting in accordance with the Regulations on the General Shareholders’ Meeting unless otherwise determined by the Board of Directors;

•      arranging for execution of the resolutions of the General Shareholders’ Meeting and the Board of Directors;

•      supervising the Directorate General of the Company, approving the Regulations on the Directorate General (the central apparatus of corporate management of the Company) and determining the structure and numerical composition of the Directorate General of the Company and the amounts, procedures and forms of remuneration on the basis of the internal document approved by the Management Board and governing the general provisions for labor motivation;

•      exercising overall supervision of the operation of the Company’s branches and approving Regulations on branches and amendments and additions thereto subject to approval by the Board of Directors of the Company in accordance with the Model Regulations on the Branch (Representative Office) of the Company;

•      approving and endorsing the Company’s internal regulations except those to be approved, in accordance with Clauses 14.2.11 and 23.3.13 hereof, by the General Shareholders’ Meeting and the Board of Directors;

•      issuing orders, directives and instructions that are binding on all the Company’s employees;

•      hiring, transferring and dismissing the Company employees, including branch directors and employees, and exercising other rights and performing other obligations of the Company as the employer in labor relations in the manner provided for under applicable laws and this Charter;

•      approving the List of the Company Employees, including employees of the Company’s branches, the authority to appoint (dismiss) whom may not be delegated by the General Director to third parties;

•      performing any transactions on behalf of the Company within the limits determined under the Federal Law of the Russian Federation “On Joint Stock Companies” and this Charter;

•      the right to affix the first signature to financial documents;

•      issuing powers of attorney on behalf of the Company, including powers subject to delegation;

•      opening bank accounts for the Company;

•      approving the set, character and order of protection of information that can be designated “commercial secrets”; issuing orders and instructions on compliance with the requirements to protect such commercial secrets;

•      approving the internal control procedures; and

•      exercising other powers in accordance with applicable law and this Charter.

27.5    The Management Board, the Company’s collective executive body, is guided in its operation by this Charter and the Regulations on the Management Board, which are approved at the General Shareholders’ Meeting.

27.6    The members of the Management Board of the Company, with the exception of the Chairman of the Management Board of the Company, shall be appointed by the Board of Directors. Pursuant to the Federal Law “On Joint Stock Companies”, the powers of the Chairman of the Management Board shall be exercised by the person performing the functions of the General Director.

The proposal nominating the candidates for the positions of members of the Management Board of the Company shall specify his/her name, the company by which he/she is employed and the position in such company and contain information on positions held by him/her in governing bodies of other organizations.

By resolution of the Board of Directors of the Company, the powers of any member (all members) of the Management Board of the Company appointed by the Board of Directors may be subject to early termination.

In the event of early termination of individual members of the Management Board of the Company, newly appointed members shall continue to exercise their powers for the term for which the Management Board of the Company was originally appointed.

27.7    The following matters of the management of the Company’s current operations fall within the competence of the Management Board of the Company:

27.7.1         determination of the Company’s technical, financial, economic and tariff policy;

27.7.2         preparation of proposals on the main aspects of the Company’s operation, including the draft budgets, business plans, development strategies and programs of the Company;

27.7.3         arrangement of monitoring the Company’s financial and business operations;

27.7.4         determination of the Company’s personnel and social policy;

27.7.5         preparation of materials and draft resolutions on matters to be considered by the General Shareholders’ Meeting and the Board of Directors, including preparation of proposals on the conclusion of transactions to be approved by the General Shareholders’ Meeting and the Board of Directors of the Company, on the Company’s participation in other organizations, etc.;

27.7.6         organizational and technical support of the operations of the Company’s bodies;

27.7.7         approval of internal documents governing matters falling within the competence of the Management Board of the Company except for internal documents delegated to the competence of the General Shareholders’ Meeting and the Board of Directors;

27.7.8         analysis of performance results of the Company’s structural subdivisions, branches and other separate subdivisions and issuance of compulsory instructions on improvement of their performance;

27.7.9         discussion of organizational matters related to the Company’s branches and representative offices and of other matters, in accordance with the Regulations on the Management Board;

27.7.10       determination of the Company’s planning and budgeting methodology;

27.7.11       determination of the Company’s security policy;

27.7.12       approval of the internal document governing the general provisions on labor motivation, as well as consideration and decision-making on the execution of collective bargaining agreements and arrangements;

27.7.13       determination of the accounting policy; monitoring of the improvement of book-keeping and accounting procedures in accordance with the Russian Accounting Standards and International Financial Reporting Standards as well as management accounting;

27.7.14       establishment of standing or ad hoc committees (for consideration of certain matters related to the preparation of Management Board resolutions) under the Management Board which are not independent bodies of the Company; approval of regulations thereon;

27.7.15       preparation of the internal document setting internal control procedures over financial and operational activity of the Company to be approved by the Board of Directors, and;

27.7.16       preparation of the internal document setting risk management procedures to be approved by the Board of Directors.

The Management Board of the Company may also decide on other matters pertaining to the management of the Company’s current operations, based on instructions from the Board of Directors, or as proposed by the Committees of the Board of Directors and the General Director of the Company, except decisions on matters delegated to the competence of the General Shareholders’ Meeting or the Board of Directors of the Company.

27.8    The Management Board shall hold its meetings as necessary.

Minutes shall be kept at the meetings of the Management Board.

The Chairman of the Management Board shall arrange for the meetings of the Management Board and sign their minutes.

27.9    The person performing the functions of the General Director and members of the Management Board may only hold office in other organizations with the consent of the Board of Directors of the Company.

The rights, duties, amount of remuneration, term of office and liability of members of the Management Board shall be determined under an agreement between each member of the Management Board and the Company.

27.10  Matters concerning the legal status of the General Director and members of the Management Board that are not covered hereunder shall be determined pursuant to the Regulations on the General Director and the Regulations on the Management Board, approved at the General Shareholders’ Meeting by a simple majority vote among those participating in the meeting.

27.11  The Corporate Secretary of the Company. The Corporate Secretary’s Department.

27.11.1    By the decision of the Board of Directors the special person may be designated to assure the compliance by the Company’s executive bodies with applicable regulations and procedures aimed to protect the legal rights and interests of shareholders.

27.11.2    Rights, responsibilities, term of office, amount of remuneration and liability of the Corporate Secretary are determined by the internal documents, by the Regulations on the Corporate Secretary and the Corporate Secretary’s Department, approved by the Board of Directors, and by the employment agreement executed with the Company. The agreement with the Corporate Secretary on behalf of the Company signed by the Chairman of the Board of Directors.

27.11.3    In order to insure the efficiency of the Corporate Secretary the Company creates the Corporate Secretary’s Department. Its structure, staffing and responsibilities are determined by the internal document approved by the Board of Directors.

Article 28.  Control over the Company’s Financial and Business Operations

28.1    With a view to controlling the Company’s financial and business operations, the Company shall establish the Audit Commission, a special structural subdivision exercising internal control functions, and approve an independent auditor.

28.2    The Audit Commission shall be the Company’s autonomous controlling body elected at the annual General Shareholders’ Meeting for the period until the next annual General Shareholders’ Meeting and consisting of five (5) members.

The Audit Commission shall be deemed to have been formed if at least one half of the total number of members of the Audit Commission as stipulated by this Charter have been elected.

28.3    The powers of any or all members of the Audit Commission may be terminated early by a decision made at the General Shareholders’ Meeting, on the grounds and in the order provided for under the Regulations on the Audit Commission.

If the actual number of members of the Audit Commission becomes less than one half of the total number of members of the Audit Commission stipulated by this Charter, the Chairman of the Audit Commission shall, within 5 days following the occurrence of such event, notify the Company’s Board of Directors. The Board of Directors shall then convene an extraordinary General Shareholders’ Meeting to elect a new Audit Commission.

The remaining members of the Audit Commission shall only perform their functions pending the election of a new Audit Commission at the extraordinary General Shareholders’ Meeting.

In the event of early termination of the powers of the Audit Commission the powers of the new Audit Commission shall be valid until the next annual General Shareholders’ Meeting.

28.4    Membership in the Audit Commission may be held by a shareholder or by any person proposed by a shareholder or the Board of Directors in the event no candidates or an insufficient number of candidates are proposed by shareholders for membership in the Audit Commission. Members of the Audit Commission may not simultaneously serve as members of the Board of Directors, General Director, members of the Management Board or the liquidation commission.

28.5    The Audit Commission shall elect a Chairman and a Secretary from among its members.

28.6    The following falls within the competence of the Audit Commission:

•      verification of compliance of documents related to financial and business operations of the Company, including executed agreements and transactions, with the requirements of applicable laws and regulations;

•      verification of compliance of accounting and reporting procedures with the requirements of existing regulatory documents;

•      analysis of the financial position of the Company;

•      analysis of promptness and accuracy of settlements with the budgets of different levels and the shareholders of the Company;

•      evaluation of the economic efficiency of financial and business operations of the Company.

28.7    Inspection (audit) of the Company’s business operations shall be performed on the basis of the Company’s annual performance results.

An inspection (audit) of the Company’s business operations shall also be performed on the initiative of:

•      the Audit Commission of the Company;

•      the General Shareholders’ Meeting;

•      the Board of Directors of the Company;

•      or at the request of a shareholder/s holding, in aggregate, at least ten (10) percent of the Company’s voting shares on all matters within the competence of the General Shareholders’ Meeting, as of the date of the request.

The shareholders initiating the inspection (audit) shall furnish the Company, addressed to the Chairman of the Audit Commission, with a request in writing which shall contain: the full name of the shareholder(s), information on the number and category (class) of its (their) shares in the Company and the signature of the shareholder or its authorized representative. If the request is signed by a shareholder’s representative, the request shall be accompanied by a notarized copy of the power of attorney, including one subdelegated, or other statutory evidence in writing of the representative’s powers.

The Audit Commission may refuse to conduct an inspection (audit) in the event that:

•      the shareholder(s) making the request does (do) not hold the number of the Company’s voting shares required as of the date the request is made (received by the Company);

•      the request is initiated by persons not registered in the register of shareholders, including via a nominee holder, and (or) not authorized to represent the relevant shareholders;

•      the request does not comply with this Charter or with applicable legislation of the Russian Federation.

28.8    At the request of the Audit Commission, officers of the Company’s governing bodies shall present documents on the business operation of the Company.

28.9    The Audit Commission shall have the right to request the convening of an extraordinary General Shareholders’ Meeting in accordance with the procedure provided for hereunder.

28.10  In order to reflect the inspection of the business operation of the Company, the Audit Commission shall draw up an opinion to contain:

•      confirmation of the authenticity of the data contained in the Company’s statements and other financial documents;

•      information of the actual instances of violations of the statutory Russian Federation procedure for the keeping of accounts and the submission of financial statements, as well as violations of legal acts of the Russian Federation in the conduct of business.

28.11  With a view to assuring continuous internal control over the performance of any business operations, the Company shall establish a special structural subdivision independent of the Company’s executive bodies and controlled directly by the Board of Directors of the Company

The functions of the said structural subdivisions, its regulations, the procedure for the appointment of its employees and the requirements to them shall be determined under an internal document approved by the Board of Directors of the Company.

28.12  An individual or a properly licensed audit firm may be the Company’s auditor. The auditor shall, under the terms of the agreement made with it, inspect the conduct of business in accordance with laws of the Russian Federation.

28.13  With a view to verifying and approving the correctness of its annual financial statements, the Company shall annually engage an auditor not connected with the Company or its shareholders by property-related interests.

The auditor of the Company shall be approved by the General Shareholders’ Meeting. The amount to be paid for the services of the auditor shall be determined by the Board of Directors.

Article 29.  Acquisition by the Company of Placed Shares

29.1    The Company shall have the right to acquire its placed shares in the manner provided for hereunder in the following instances:

29.1.1          by a decision made at the General Shareholders’ Meeting to reduce the charter capital of the Company by acquiring a part of the placed shares so as to reduce their total number;

29.1.2          by a decision of the Board of Directors, approved by a simple majority of votes of those taking part in the meeting of the Board of Directors. The Board of Directors may not take such decision if the par value of the Company’s outstanding shares is less than ninety (90) percent of the Company’s charter capital.

29.2    A decision about reduction of the charter capital by acquiring a part of the placed shares so as to reduce their total number shall determine:

•      the categories (classes) of the shares to be acquired;

•      the number of shares of each category to be acquired;

•      the share acquisition price which shall be determined on the basis of the market value of the shares, determined by the Board of Directors under the applicable laws of the Russian Federation;

•      the form of payment for the shares, which may only be in cash;

•      the term for payment of the shares which may not exceed three months from the moment the shares are acquired; and

•      the period within which the shares are to be acquired.

29.3    As it formulates the agenda for the General Shareholders’ Meeting in which it is to consider the reduction of the Company’s charter capital by acquiring part of the placed shares in order to reduce their total number, the Board of Directors shall propose at the General Shareholders’ Meeting all of the terms of the decision provided for under Clause 29.2 of this Charter.

29.4    In the event the decision to acquire shares in accordance with this charter is made by the Board of Directors, such decision shall specify all of the terms and comply with all of the requirements provided for under Clause 29.2 hereof. The number of the shares to be acquired may not exceed the number as a result of the approval of which the par value of the Company’s outstanding shares, upon such acquisition, may be less than ninety (90) percent of its charter capital.

29.5    At least thirty (30) days before the commencement of the period within which the shares are to be acquired, the Company, acting through its General Director, shall notify the holders of the categories (classes) of shares it has decided to acquire.

Such notice shall contain the following information:

•      the official name and location of the Company;

•      the categories (classes) of shares to be acquired;

•      the number of shares to be acquired in each category (class);

•      the acquisition price of the shares;

•      the form of and term for the payment for the shares;

•      the officially established date for the commencement of the share acquisition;

•      the officially established date for the completion of the share acquisition; and

•      the address to which a completed, written shareholder’s offer to sell such shareholder’s shares to the Company may be delivered.

Such notice shall be accompanied by a special form, purposely designated for a shareholder’s written offer to sell its shares to the Company.

Such notice shall be given by registered mail addressed as specified in the list of shareholders and nominee holders of the Company prepared as of the date on which the decision to acquire shares is made by the General Shareholders’ Meeting or the Board of Directors. In the event a nominee shareholder is registered in the register of shareholders of the Company, such notice shall be delivered to the nominee shareholder.

The responsibility for the forwarding of such notice to the shareholder shall rest with the nominee holder and shall be governed under the agreement between the nominee holder and his client.

29.6    Each shareholder holding shares of the categories (classes) to be acquired shall have the right to sell them and the Company shall acquire such shares.

29.7    A shareholder holding shares of the categories (classes) to be acquired may within the set term deliver to the Company a filled-out offer to sell its Company shares.

The offer shall be sent by registered mail or personally delivered to the Company at the address specified in the notice. The shareholder shall have the notice specify the banking details to which the Company shall transfer the monies for the shares acquired from the shareholder.

The date on which the Company receives the request shall be deemed to be the date of request.

29.8    In the event the total number of shares offered to the Company exceeds the number of shares the Company may acquire pursuant to the decision of the General Shareholders’ Meeting or the Board of Directors, shares shall be acquired from shareholders pro rata to the offers made.

29.9    A shareholder’s completed form of an offer, in writing, to sell such shareholder’s shares to the Company is considered to be the acceptance of the Company’s offer to acquire the specified number of such shares and the order of transfer to the Company Registrar to make amendments to the register of shareholders of the Company with respect to the number of shares to be acquired by the Company.

29.10  Within fifteen (15) days of the established final day of acceptance of the shareholders’ offers to sell shares, the Board of Directors shall:

•      decide on the number of shares to be acquired from each shareholder;

•      oblige the Company, through the General Director, to pay for the shares being acquired in the manner and within the terms determined in the decision to acquire shares;

•      furnish the Company Registrar with the necessary documents for introducing of relevant amendments to the register of shareholders.

29.11  Shares acquired by the Company pursuant to the decision taken at the General Shareholders’ Meeting to reduce the charter capital by acquiring shares in order to reduce their total number shall be redeemed at acquisition. The charter capital of the Company shall be reduced and relevant amendments to this Charter shall be made in accordance with the procedure provided for under Article 7 hereof for such instances.

29.12  Shares acquired by the Company by a decision of the Board of Directors shall not vote, shall not be counted in the determination of the quorum or tallying of votes at the General Shareholders’ Meeting, and shall earn no dividends. Such shares shall be sold by the Company at the price that is not lower than their market value, via the General Director, within one year of their acquisition; otherwise the General Shareholders’ Meeting shall decide to reduce the charter capital of the Company in the manner provided for under Article 7 of this Charter for such instances.

29.13   The Company may not acquire its placed shares for any purpose:

•      pending full payment of the entire charter capital of the Company;

•      if, as of the moment of their acquisition, the Company shows signs of insolvency (bankruptcy) as defined under the legal acts of the Russian Federation on the insolvency (bankruptcy) of enterprises or if such signs appear as a result of the acquisition of such shares;

•      if, as of the moment of their acquisition, the value of the Company’s net assets is, or as a result becomes, less than its charter capital and reserve fund and the amount by which the liquidation value of the placed preferred shares exceeds the par value as determined hereunder;

•      pending the redemption of all the shares submitted for redemption in accordance with Article 30 hereof.

29.14  The Company may not decide to acquire part of its placed shares in order to reduce their total number if, as a result, consequences provided for under Clause 7.7 hereof may arise.

29.15  The number of shares acquired to reduce their total number may not violate the ratio between the Company’s ordinary and preferred shares as determined under Clause 5.2 hereof.

Article 30.  Redemption by the Company of Placed Shares

30.1    Shareholders holding voting shares shall have the right to request that the Company redeem all or part of their shares in the event the General Shareholders’ Meeting takes the following decisions:

•      on the Company’s reorganization; or

•      on the approval of a major transaction with respect to property with a value exceeding fifty (50) percent of the book value of the Company’s assets as of the date the decision on such a transaction is made; and

•      if they voted against such decisions or did not take part in the voting.

30.2    Shareholders who failed to furnish the Company with voting ballots within the time frame determined hereunder shall be deemed not to have taken part in the vote, regardless of the form in which the General Shareholders’ Meeting was held.

With a view towards assuring the right of shareholders to request that the Company redeem their shares, ballots in which the options “for” and “abstained” are expressly crossed out and only the option “against” is left, shall be deemed to be “against.” Invalid ballots shall not be deemed “against” in such instances.

30.3    The list of shareholders entitled to request that the Company redeem their shares shall be drawn up on the basis of the data of the register of shareholders of the Company as of the date of preparation of the list of those entitled to take part in the General Shareholders’ Meeting with an agenda including issues which, if voted on in accordance herewith, may give rise to the right to request redemption of shares.

30.4    The Company shall redeem shares at their market value, determined by the Board of Directors in the manner provided for under the applicable laws of the Russian Federation without regard for changes resulting from the Company’s actions, which gave rise to the right to request evaluation and redemption of shares.

30.5    In the event the agenda of the General Shareholders’ Meeting includes items which, if voted on in accordance herewith, may give rise to the shareholders’ right to request that the Company redeem shares, the language of the announcement of such a General Shareholders’ Meeting shall also contain the following information:

•      the shareholders’ right to request that the Company redeem their shares;

•      the price of the shares to be redeemed; and

•      the procedure for and timeframe for such redemption.

In such instances, the announcement of the General Shareholders’ Meeting shall be accompanied by a special form of shareholder request that the Company redeem such shareholder’s shares.

The form of the request shall be approved by the Board of Directors of the Company.

30.6    A shareholder shall have the right to deliver its completed form of request, in writing, so that the Company redeems its shares within forty-five (45) days of the date the relevant decision is made by the General Shareholders’ Meeting.

The request shall be sent by registered mail or delivered personally to the Company at the address specified in the announcement of the General Shareholders’ Meeting.

The date on which the request is mailed or directly delivered shall be deemed to be the date when the request was sent by mail or actually submitted.

30.7    A shareholder’s completed form of request, in writing, that its shares be redeemed shall constitute acceptance of the Company’s offer to redeem the specified number of such shares and the order of transfer to the Company registrar to make amendments to the register of shareholders of the Company with respect to the number of shares to be redeemed by the Company.

30.8    The total amount of cash channeled by the Company into the redemption of shares may not exceed ten (10) percent of the value of the Company’s net assets as of the date of the decision that enabled shareholders to request that the Company redeem their shares.

In the event the total number of shares requested to be redeemed exceeds the number of shares which the Company may redeem in view of the above restriction, shares shall be redeemed from the shareholders, pro rata to the requests made.

30.9    Within thirty (30) business days of the final date for the acceptance of written shareholders’ requests that their shares be redeemed, the Board of Directors shall decide on the number of shares to be redeemed from each shareholder and so notify the registrar of the Company.

30.10  Shares redeemed by the Company in the event of its reorganization shall be redeemed at redemption. Shares redeemed by the Company in other instances provided under Clause 30.1 hereof shall be at the disposal of the Company. Such shares shall not vote, shall not be counted in the tallying of the quorum or voting results at the General Shareholders’ Meeting and shall not earn dividends. Such shares shall be sold at the price that is not lower than their nominal price within one year from the date of transfer of the title to the redeemed shares to the Company; otherwise the General Shareholders’ Meeting shall decide to reduce the charter capital of the Company by redeeming such shares.

Article 31.  Major Transactions and Transactions Related to the Company’s Direct or Indirect Acquisition,
Alienation or Possible Alienation of the Property up to 25% of the Book Value of the Company’s Assets

31.1    The following transactions (including borrowing, lending, pledging and surety transactions) shall be deemed to be major transactions:

a transaction or a series of interrelated transactions connected with the acquisition, alienation or possible alienation by the Company, directly or indirectly, of property with a value of 25 or more percent of the book value of the Company’s assets determined according to its accounting statements as of the latest reporting date except transactions performed in the usual course of business, transactions related to the placement by subscription (sale) of the Company’s ordinary shares and transactions related to the placement of issued securities and convertible into the Company’s ordinary shares.

31.2    The price of the property (services) to be alienated or acquired (the market value of such property) in a major transaction, including subsequent alienation or acquisition, shall be determined by the Board of Directors in the manner provided for under the applicable laws of the Russian Federation.

31.3    The decision on the approval, including subsequent approval, of a major transaction with respect to property valued at twenty-five (25) to fifty (50) percent of the book value of the Company’s assets shall be made by the Board of Directors by a unanimous vote of all the members of the Board of Directors; in this case the votes of retired members of the Company’s Board of Directors shall be disregarded.

In the event no unanimity of the Board of Directors on the approval of a major transaction is achieved, the Board of Directors may decide to submit the matter of such a major transaction to the General Shareholders’ Meeting for decision.

In such instances the decision to approve a major transaction shall be made by a majority of votes of the shareholders holding voting shares and taking part in the General Shareholders’ Meeting.

31.4    The decision on the approval, including subsequent approval, of a major transaction with respect to property valued over fifty (50) percent of the book value of the Company’s assets shall be made at the General Shareholders’ Meeting by a three-quarters majority of votes of the shareholders holding voting shares and taking part in the General Shareholders’ Meeting.

31.5    In the event a major transaction is also an interested party transaction, only the provisions of Article 32 hereof shall apply.

31.6. A transaction or a series of interrelated transactions connected with the acquisition, alienation or possible alienation by the Company, directly or indirectly, of property with a value of 1 to 25 percent of the book value of the Company’s assets determined according to its accounting statements as of the latest reporting date shall be preliminarily approved by the Company’s Board of Directors.

The price of the property (services) to be alienated or acquired shall be compared to the value of the Company’s assets for the purpose of raising an issue stipulated for in the first paragraph of this Clause 31.6 at the meeting of the Board of Directors:

• in case of property acquisition, the purchase price including VAT and other indirect taxes and dues;

• in case of alienation or possible alienation of property, the larger of either the alienation price without VAT and other indirect taxes and dues to be defined by the parties to the transaction, or book value of the property.

For the purposes of this Clause 31.6. the “property” shall not include monetary funds payable for services provided/works performed.

Article 32.  Interested Party Transaction

32.1    Transactions (including borrowing, lending, pledging and surety transactions) in which a member of the Board of Directors, the person performing the functions of the Company’s sole executive body (including the provisional sole executive body of the Company, managing company or manager), a member of the Management Board of the Company or a shareholder holding, together with its affiliates, twenty (20) or more percent of the Company’s voting shares or the person entitled to issue binding instructions to the Company, i.e., predominantly participating in the charter capital of OJSC Rostelecom or having a relevant agreement with OJSC Rostelecom pursuant to which, or pursuant to the OJSC Rostelecom Charter, such person is entitled to issue binding instructions to OJSC Rostelecom, who’s interests shall be performed by the Company in accordance with the provisions of this Article.

Such persons shall be deemed interested in the Company’s transaction if such persons, their spouses, parents, children, brothers, sisters, half-brothers, half-sisters, adoptive parents, adoptees and/or any of their affiliates:

•      are a party to, beneficiaries of, intermediaries or representatives in such transaction;

•      hold (each separately or in aggregate) twenty (20) or more percent of the voting shares (interest or equity participation) in a legal entity which is a party to, beneficiary of, intermediary or representative in such transaction; or

•      hold positions in the governing bodies of a legal entity which is a party to, beneficiary of, intermediary or representative in such transaction.

The provisions of this Article of this Charter shall not apply and decision-making to approve the transaction by the Board of Directors or the General Shareholders’ Meeting of the Company under this Article shall not be required:

•      with respect to transactions in which all Company’s shareholders are interested;

•      with respect to the exercise of the preemptive right to acquire shares placed by the Company;

•      with respect to the acquisition and redemption by the Company of placed shares;

•      with respect to the reorganization of the Company in the form of consolidation (merger) if the other company involved in the consolidation (consolidation) holds more than three-quarters of all of the Company’s placed voting shares.

•      with respect to the transactions that are mandatory for the Company pursuant to the federal laws and/or other legislative acts of the Russian Federation and if settlements on those transactions are made on fixed prices and tariffs defined by the authorized bodies in the sphere of governmental regulation of prices and tariffs.

32.2    The persons specified in Clause 32.1 hereof shall notify the Board of Directors, the Audit Commission and the External Auditor of the Company:

•      of the legal entities in which they hold, separately or jointly with their affiliate(s), twenty (20) or more percent of voting shares (interest, equity participation);

•      of the legal entities in governing bodies of which they serve; and

•      of the transactions they are aware of, which they are performing or are to perform and in which they may be recognized as interested parties.

32.3    The decision on the approval of an interested party transaction shall be made by the Board of Directors or the General Shareholders’ Meeting in the manner provided for under the Federal Law of the Russian Federation “On Joint Stock Companies”.

In the event all members of the Board of Directors are recognized as parties interested in a transaction and/or are not disinterested directors, the Board of Directors may, by a majority of votes of the members of the Board of Directors present at the meeting or taking part in the absentee vote, submit the matter of the approval of such transaction and determination of the market value of such property to the General Shareholders’ Meeting of the Company for consideration.

32.4    An interested party shall be liable to the Company for the amount of losses inflicted by it on the Company. In the event several parties are so liable, their liability to the Company shall be joint and several.

32.5    Transactions with legal entities in which Company employees are participants (shareholders, members, contributors, etc.), members of governing bodies or employees shall be performed by decision of the Company’s governing body so authorized under the Company’s internal regulations and, in the absence of such decision, may be declared invalid.

Article 33.  Affiliates

33.1    A person shall be recognized as an affiliate in accordance with the requirements of the laws of the Russian Federation.

33.2    The affiliates of the Company shall notify the Company, in writing, of the amount of Company shares they hold, specifying the number and categories (classes) of such shares, within ten (10) days of the date of acquisition of such shares.

33.3    In the event the Company sustains a loss of property as a result of the failure of an affiliate to provide such information or as a result of a delay in its provision, the affiliate shall be liable to the Company for the loss so inflicted.

33.4    The Company shall have its affiliates recorded and information about them disclosed in accordance with the requirements of the laws of the Russian Federation.

Article 34.  Company’s Bookkeeping and Accounts

34.1    The Company shall keep its books and submit financial statements in accordance with the procedure determined under the legal acts of the Russian Federation. The Company shall keep centralized books to produce financial results for the Company as a whole; branches shall not have separate independent balance sheets of their own.

34.2    The General Director shall be responsible under the legal acts of the Russian Federation for the organization, status and authenticity of the Company’s books, prompt submission of the annual statement and financial statements to the relevant authorities and the providing of information on the operations of the Company to the shareholders and creditors and disclosed in accordance with the laws of the Russian Federation.

34.3    The accounting policy and the organization for the circulation of documents within the Company and its branches and representative offices shall be determined under an order issued by the General Director.

34.4    The fiscal year of the Company shall be from 1 January to 31 December.

34.5    The accuracy of the data contained in the annual statement of the Company and in its annual accounting statements shall be confirmed by the Audit Commission of the Company.

Prior to the publication by the Company of the above documents, the Company shall engage an External Auditor without any property-related connections with the Company or its shareholders in order to annually verify and confirm the Company’s annual financial statements.

34.6    The Company’s annual statements shall be subject to preliminary approval by the Board of Directors at least thirty (30) business days prior to the deadline for the acceptance of voting ballots at the annual General Shareholders’ Meeting.

34.7    The Company shall disclose the information provided for under Clause 92.1 of the Federal Law of the Russian Federation “On Joint Stock Companies.”

Article 35.  Company’s Documents

35.1    The Company shall keep the following documents:

•      this Charter, duly registered amendments and additions hereto, the resolution on the establishment of the Company and the certificate of the Company’s state registration;

•      documents evidencing the Company’s rights to the property on its balance sheet;

•      Company internal regulations approved by the General Shareholders’ Meeting and other governing bodies of the Company;

•      regulations on the Company’s branches and/or representative offices;

•      annual statements;

•      prospectuses for the issuing of Company shares;

•      accounting records;

•      accounting statements submitted to relevant authorities;

•      minutes of General Shareholders’ Meeting of the Company and meetings of the Board of Directors, the Audit Commission and the Management Board of the Company;

•      lists of the Company’s affiliates;

•      opinions of the Audit Commission, the auditor of the Company and state and municipal financial supervision authorities;

•      voting ballots;

•      powers of attorney (copies of powers of attorney) issued to the shareholders’ representatives for participation in the General Shareholders’ Meeting of the Company;

•      reports of independent assessors on matters to be reported on by an independent assessor in accordance with this Charter and the laws of the Russian Federation;

•      lists of persons entitled to take part in the General Shareholders’ Meeting and entitled to receive dividends, as well as other lists drawn up by the Company for the shareholders to exercise their rights in accordance with the requirements of the Federal Law of the Russian Federation “On Joint Stock Companies”;

•      issuer’s quarterly reports and other documents containing information to be published or otherwise disclosed in accordance with the applicable legislation; and

•      other documents provided for under the Company’s internal regulations, resolutions of the General Shareholders’ Meeting, the Board of Directors and the Company’s executive bodies, as well as documents provided for under the laws and other legal acts of the Russian Federation.

35.2    The Company shall keep the documents provided for under Clause 35.1 hereof at the location of its executive body or at another location known and accessible to the Company’s shareholders, creditors and other interested parties.

35.3    Copies of the documents specified in Clause 35.1 hereof shall be provided upon request containing information about the full name and passport data of the requesting party (full name, location and state registration details for a legal entity), number of the individual account in the register of shareholders of the Company, number and categories (classes) of its shares and title of the document requested or its copy; such copies shall be provided in the manner and within the terms established under the Company’s internal regulations.

Article 36.  Reorganization of the Company

36.1    The Company may be voluntarily reorganized by a decision of the General Shareholders’ Meeting.

Other grounds and procedures for the Company’s reorganization shall be determined under the current laws of the Russian Federation.

36.2    The Company may be reorganized by way of consolidation, consolidation, division, spin-off or transformation into a different organizational and legal form in the manner provided for under the Federal Law of the Russian Federation “On Joint Stock Companies.”

36.3    Aside from instances of reorganization in the form of merger, the Company shall be deemed reorganized as of the moment of state registration of the newly established legal entities.

In the event of the Company’s reorganization by way of merger with another company, the former shall be deemed reorganized as of the moment the state registration authority makes an entry on the winding up of the acceded company in the unified state register of legal entities.

36.4    In the event of the Company’s reorganization, relevant amendments shall be made to this Charter, and an acknowledgment of transfer or a separate balance sheet shall be drawn up.

The acknowledgment of transfer or separate balance sheet shall contain a provision on succession with respect to all of the Company’s obligations and all of its creditors and debtors.

The acknowledgment of transfer or separate balance sheet shall be approved at the General Shareholders’ Meeting by a majority of votes of the holders of the Company’s voting shares taking part in the meeting.

36.5    Within thirty (30) calendar days of the date of the decision to reorganize or, in the event of the Company’s reorganization in the form of consolidation or merger, within 30 days of the date the decision on such reorganization is made by the last company involved in such consolidation or merger, the Company shall give notice of this in writing to its creditors and publish an announcement of the Company’s decision on reorganization in a publication which publishes information on the state registration of legal entities. A creditor shall have the right to claim early termination or performance of the Company’s obligations and reimbursement of related damages by giving notice in writing within thirty (30) calendar days of the date the Company notifies the creditor of the reorganization or within thirty (30) calendar days of the date the announcement of the Company’s decision to reorganize is published.

In the event the acknowledgment of transfer or separate balance sheet makes it impossible to determine the Company’s successor, the legal entities established as a result of such reorganization shall be jointly and severally liable for the obligations of the Company to its creditors.

Article 37.  Liquidation of the Company

37.1    The Company may be liquidated voluntarily by decision of the General Shareholders’ Meeting or by court decision in the instances and in the manner provided for under the current laws of the Russian Federation.

37.2    In the event of the Company’s voluntary liquidation, the Board of Directors shall submit the matter of the Company’s liquidation and appointment of a liquidation commission to the General Shareholders’ Meeting for decision.

The General Shareholders’ Meeting shall decide to liquidate the Company and appoint a liquidation commission with a numerical membership equal to that of the Board of Directors, as determined hereunder.

In the event of involuntary liquidation, the liquidation commission may be appointed by the court which shall also determine its numerical membership.

37.3    As of the moment of its appointment, the liquidation commission shall assume all of the powers to manage the affairs of the Company. The liquidation commission shall represent the Company in court.

The liquidation commission shall be liable under the norms of the Russian Federation’s civil law for losses inflicted on the Company, its shareholders and third parties.

37.4    The liquidation commission shall publish an announcement of the Company’s liquidation and the procedure and deadline for the filing of claims by its creditors. Such announcement shall be published in publications which publish information on the registration of legal entities. The term for the filing of creditors’ claims may not be less than two months from the date of publication of the announcement of the Company’s liquidation.

37.5    In the event the Company has no obligations to creditors as of the moment the decision to liquidate the Company is made, its property shall be distributed among the shareholders in accordance with Clause 10.4.3 hereof.

37.6    The liquidation commission shall take steps to identify its creditors and to recover accounts receivable and shall notify its creditors in writing of the Company’s liquidation.

37.7    Upon the expiration of the period for the filing of creditors’ claims, the liquidation commission shall draw up an interim liquidation balance sheet which shall contain information on the composition of the Company’s property, the claims filed by creditors and the results of their consideration.

The interim liquidation balance sheet shall be approved by the General Shareholders’ Meeting with the consent of the Company’s state registration authority.

37.8    In the event the value of the Company’s property is insufficient for settlements with all of the Company’s creditors, and in the event of its voluntary liquidation, the liquidation commission Chairman appointed by the General Shareholders’ Meeting shall apply to an arbitrazh court requesting that a simplified procedure for the bankruptcy of a debtor being liquidated be applied to the Company.

37.9    Payments of cash amounts to the Company’s creditors shall be made by the liquidation commission in the order determined under Clause 64.1 Civil Code of the Russian Federation.

37.10  Upon completion of settlements with the creditors, the liquidation commission shall draw up a liquidation balance sheet to be approved by the General Shareholders’ Meeting with the consent of the Company’s state registration authority.

37.11  Company property that remains after the completion of settlements with the creditors shall be distributed by the liquidation commission among the shareholders in the following order of priority:

•      first, payments shall be made on shares to be redeemed in accordance herewith;

•      second, payments shall be made of dividends accrued but not paid of Class A preferred shares and the par value of Class A preferred shares (liquidation value of Class A preferred shares) shall be paid; and

•      third, Company property shall be distributed among the shareholders holding ordinary shares and Class A preferred shares with due regard for the previously paid par value of Class A preferred shares.

37.12  Property within each category shall be distributed after distribution of property within the previous category is completed.

In the event the Company’s property is insufficient for the payment of accrued but not paid dividends and the liquidation value as determined hereunder to all of the shareholders holding preferred shares, the property shall be distributed among the shareholders holding preferred shares pro rata to the number of their shares.

37.13  Liquidation of the Company shall be deemed completed and the Company shall be deemed to have ceased to exist as of the moment the state registration authority (registration authority) makes a relevant entry in the unified state register of legal entities.

Exhibit to the Charter

of the Open Joint Stock Company

Long-Distance and International Telecommunications Rostelecom

LIST
of Branches and Representative Offices
of the Open Joint Stock Company

Long-Distance and International Telecommunications Rostelecom

1. Branches:

1.1 North-Western Branch of OJSC Rostelecom (St. Petersburg);

1.2 Volga Branch of OJSC Rostelecom (Samara);

1.3 Siberian Branch of OJSC Rostelecom (Novosibirsk);

1.4 Southern Branch of OJSC Rostelecom (Rostov-on-Don);

1.5 Urals Branch of OJSC Rostelecom (Yekaterinburg);

1.6 Far Eastern Branch of OJSC Rostelecom (Khabarovsk);

1.7 Central Branch of OJSC Rostelecom (Moscow);

1.8 Long-Distance and International Telephone (MMT) (Moscow);

1.9 Training and Production Center (UPTs RT) (Town of Bekasovo, Naro-Fominsk District, Moscow Oblast).

2. Representative Offices:

2.1 Representative Office in Geneva (Rue de Lausanne 94, 1202 Geneva, Switzerland).